                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                       INTERNATIONAL MULTIFOODS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                      INTERNATIONAL MULTIFOODS CORPORATION
                              200 EAST LAKE STREET
                            WAYZATA, MINNESOTA 55391
                                  612-594-3300

                                  MAY 15, 1998

Dear Stockholder:

    You are cordially invited to attend the 1998 Annual Meeting of Stockholders of International Multifoods Corporation. The meeting will be held on Friday, June 19, 1998, at 1:00 p.m. local time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters to be acted upon during the meeting.

    Your copy of the Annual Report to Stockholders for the fiscal year ended February 28, 1998 is enclosed or has been sent to you.

    WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     Sincerely,

                                               [SIG]

                                     Gary E. Costley, Ph.D.
                                     CHAIRMAN, PRESIDENT AND
                                     CHIEF EXECUTIVE OFFICER

                      INTERNATIONAL MULTIFOODS CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 19, 1998

TO THE STOCKHOLDERS OF
INTERNATIONAL MULTIFOODS CORPORATION:

    The Annual Meeting of Stockholders of International Multifoods Corporation (the "Company") will be held on Friday, June 19, 1998, at 1:00 p.m. local time, in the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, for the following purposes:

    1.  To elect three directors for a term of three years;

    2. To consider and vote on a proposal to approve the amendments to the Company's 1997 Stock-Based Incentive Plan;

    3. To consider and vote on a proposal to approve the Company's Amended and Restated Management Incentive Plan;

    4. To approve the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending February 28, 1999; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Holders of record of the Company's Common Stock as of the close of business on May 1, 1998 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE STAMP IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          FRANK W. BONVINO
                                          SECRETARY

May 15, 1998

                      INTERNATIONAL MULTIFOODS CORPORATION
                              200 EAST LAKE STREET
                            WAYZATA, MINNESOTA 55391

                                PROXY STATEMENT
                                      FOR
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 19, 1998

                                GENERAL MATTERS

SOLICITATION OF PROXIES

    This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of International Multifoods Corporation (the "Company") in connection with the Annual Meeting of Stockholders of the Company to be held on June 19, 1998, and any adjournment thereof (the "Annual Meeting"). The Board of Directors of the Company is soliciting proxies for voting on the matters described in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed form of proxy, along with the Company's Annual Report to Stockholders, are first being sent to stockholders of the Company on or about May 15, 1998. The Company is paying the costs of solicitation, including the cost of preparing and mailing this Proxy Statement. The Company has retained Georgeson & Company Inc. to assist in the solicitation of proxies from stockholders for a fee of $6,000 plus out-of-pocket expenses. The solicitation by mail may be followed by solicitation in person, or by telephone or facsimile, by regular employees of the Company without additional compensation or by employees of Georgeson & Company Inc. The Company will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the Company's stockholders.

VOTING PROCEDURES

    Only stockholders of record as of the close of business on May 1, 1998 will be entitled to vote at the Annual Meeting. As of that date, there were 18,798,341 shares of Common Stock, par value $.10 per share ("Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to one vote for each share held.

    The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Assuming a quorum is present, the three director nominees receiving the most votes for their election will be elected directors. With respect to the approval of all other matters to come before the Annual Meeting, including the amendments to the Company's 1997 Stock-Based Incentive Plan, the Company's Amended and Restated Management Incentive Plan and the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company, the affirmative vote of a majority of the total votes cast will be required.

    A proxy, in the accompanying form, which is properly signed, received in time for the Annual Meeting and not revoked will be voted in accordance with the instructions contained in such proxy. With respect to the election of directors, a stockholder may (i) vote for the nominees named in this Proxy Statement as a group, (ii) withhold authority to vote for the nominees as a group or (iii) vote for such nominees other than any nominee the stockholder identifies in the appropriate space on the proxy. With respect to each other matter submitted to the stockholders for a vote, a stockholder may (i) vote FOR the matter, (ii) vote AGAINST the matter or (iii) ABSTAIN from voting on the matter. An abstention will be deemed to be a vote cast at the Annual Meeting and, therefore, will have the effect of a vote against a matter. If no specific instructions are indicated on the proxy, the shares represented by such proxy will be voted (i) FOR the election of the three directors as nominated, (ii) FOR the approval of the amendments to the Company's 1997 Stock-Based Incentive Plan,
(iii) FOR the approval of the Company's Amended and Restated Management Incentive Plan, (iv) FOR the approval of the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company and (v) with respect to such other matters that may properly come before the Annual Meeting, in accordance with the judgment of the persons named as proxies in the enclosed proxy. If a broker indicates on the proxy that it does not have authority to vote certain shares on a particular matter, those shares will not be considered as votes cast with respect to that matter and, therefore, will not affect the outcome of the vote with respect to that matter.

    A stockholder may revoke a proxy at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company, by submitting a properly signed proxy that is dated subsequent to the earlier proxy or by delivering a written revocation at the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of March 13, 1998 (unless otherwise noted), certain information with respect to all stockholders known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock and certain information with respect to the beneficial ownership of the Company's Common Stock by each director, nominee and executive officer of the Company named in the Summary Compensation Table under the heading "Executive Compensation" below and all directors and executive officers of the Company as a group. Unless otherwise noted, the stockholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them.

                                                    AMOUNT AND         PERCENT OF
              NAME AND ADDRESS                      NATURE OF         COMMON STOCK
             OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP   OUTSTANDING
---------------------------------------------  --------------------   ------------
Archer-Daniels-Midland Company...............        1,621,650(1)         8.65%
  4666 Faries Parkway
  Decatur, Illinois 62526

Harris Associates, L.P.......................        1,104,900(2)         5.89%
Harris Associates, Inc.
Harris Associates Investment Trust
  Two North LaSalle Street, Suite 500
  Chicago, Illinois 60602-3790

Gary E. Costley, Ph.D........................          145,000(3)        *

James G. Fifield.............................           51,326(4)        *

Robert S. Wright.............................           43,181(5)        *

Robert M. Price..............................           43,178(6)        *

William L. Trubeck...........................           40,200(7)        *

Donald H. Twiner.............................           27,002(8)        *

Jack D. Rehm.................................           23,422(9)        *

Nicholas L. Reding...........................           22,755(10)       *

Jeffrey E. Boies.............................           18,384(11)       *

Lois D. Rice.................................           15,503(12)       *

Richard K. Smucker...........................           10,365(13)       *

Dolph W. von Arx.............................            6,167(14)       *

Claire L. Arnold.............................                0           *

All Executive Officers and Directors
  as a Group (18 persons)....................          582,948(15)        3.05%

---------

 * Less than 1%

 (1) The information was reported on an amended Schedule 13D, dated June 4, 1993.

 (2) Harris Associates, L.P. ("Harris") and Harris Associates, Inc., the sole general partner of Harris ("HAI"), reported on a Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 1997, Harris and HAI, and certain of their affiliates, had shared voting and dispositive powers with respect to 1,104,900 shares and that 1,084,900 of such shares were held by Harris Associates Investment Trust (the "Trust"). Harris reported that the filing was made in its capacity as an investment adviser to the Trust and other clients and that such clients have the right to receive dividends from, or the proceeds from the sale of, the shares. The Trust reported on a Schedule 13G filed with the Securities and Exchange Commission that, as of December 31, 1997, it had shared voting and dispositive powers with respect to 1,084,900 shares, representing 5.79% of the Company's outstanding Common Stock.

 (3) Includes 125,000 shares issuable pursuant to stock options that are currently exercisable.

 (4) Includes 45,326 shares issuable pursuant to stock options that are currently exercisable.

 (5) Includes 27,000 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 13, 1998, and 1,881 shares held in trust for the benefit of Mr. Wright under the Employees' Voluntary Investment and Savings Plan of the Company (the "Savings Plan").

 (6) Includes 33,053 shares issuable pursuant to stock options that are currently exercisable.

 (7) Includes 30,000 shares issuable pursuant to stock options that are currently exercisable.

 (8) Includes 22,500 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 13, 1998, and 69 shares held in trust for the benefit of Mr. Twiner under the Stock Purchase Plan of Robin Hood Multifoods Inc., an indirect wholly-owned subsidiary of the Company (the "Stock Purchase Plan").

 (9) Includes 13,500 shares issuable pursuant to stock options that are currently exercisable.

(10) Includes 19,500 shares issuable pursuant to stock options that are currently exercisable.

(11) Includes 13,000 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 13, 1998, and 119 shares held in trust for the benefit of Mr. Boies under the Savings Plan.

(12) Includes 14,163 shares issuable pursuant to stock options that are currently exercisable.

(13) Includes 1,500 shares issuable pursuant to stock options that are currently exercisable and 3,000 shares held in trust of which Mr. Smucker is the trustee. Mr. Smucker disclaims beneficial ownership of such shares held in trust.

(14) Includes 3,667 shares issuable pursuant to stock options that are currently exercisable.

(15) Includes 439,884 shares issuable pursuant to stock options that are currently exercisable or that will become exercisable prior to May 13, 1998 and 19,854 shares held in trust for the benefit of the executive officers under the Savings Plan and the Stock Purchase Plan.

                             ELECTION OF DIRECTORS

    The Board of Directors of the Company is composed of nine members divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years. Claire
L. Arnold, Lois D. Rice and Dolph W. von Arx are Class I directors whose terms expire at the Annual Meeting. The Board of Directors has nominated Ms. Arnold, Mrs. Rice and Mr. von Arx for election to the Board of Directors at the Annual Meeting for terms of three years, and each has agreed to serve if elected. The other directors of the Company will continue in office for their existing terms. James G. Fifield, Robert M. Price and Richard K. Smucker are Class II directors whose terms expire in 1999. Gary E. Costley, Nicholas L. Reding and Jack D. Rehm are Class III directors whose terms expire in 2000. All of the directors were elected to the Board of Directors by the stockholders, except for Messrs. von Arx and Smucker, who were elected by the Board on March 20, 1997, and Ms. Arnold, who was elected by the Board on September 19, 1997.

    Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the nominees named. In the event that any nominee becomes unavailable for election at the Annual Meeting, the persons named as proxies will vote for a substitute nominee as recommended by the Board of Directors.

    The following sets forth certain biographical information, present occupation and business experience for the past five years for each director and director nominee:

-----------------------------------------------------------------------------------------

                        CLAIRE L. ARNOLD, 51                        Director since 1997
      [PHOTO]           Ms. Arnold is currently a private investor. Ms. Arnold served as
                        President and Chief Executive Officer of Nicotiana Enterprises,
                        Inc., a family holding company holding stock in NCC L.P., a major distributor of grocery, tobacco, confection, health and beauty, and allied products to retail stores, from August 1979 to April
                        1994. Ms. Arnold was Chief Executive Officer of NCC L.P. from
                        August 1979 to June 1994 and was also its Chairman from August
                        1979 to November 1992. Ms. Arnold also is a director of Morrison
                        Health Care, Inc., Ruby Tuesday, Inc. and Schweitzer-Mauduit
                        International, Inc., and is Vice Chair of the Board of Trustees
                        of Mary Baldwin College.
-----------------------------------------------------------------------------------------

                        GARY E. COSTLEY, Ph.D., 54                   Director since 1997
      [PHOTO]           Dr. Costley is Chairman of the Board, President and Chief
                        Executive Officer of the Company, which office he has held since
                        January 1997. From May 1995 to December 1996, Dr. Costley served as dean of the Babcock Graduate School of Management at Wake
                        Forest University. Prior to July 1994, Dr. Costley was an
                        Executive Vice President of Kellogg Company and President,
                        Kellogg North America. Dr. Costley is a director of Candlewood
                        Hotel Company, Inc. and Pharmacopeia, Inc.
-----------------------------------------------------------------------------------------

                        JAMES G. FIFIELD, 56                         Director since 1990
      [PHOTO]           Mr. Fifield is President and Chief Executive Officer of EMI Music
                        (recording and music publishing), which office he has held since
                        April 1989. From 1965 to 1985, Mr. Fifield held various positions at General Mills, Inc., including Executive Vice President. Mr.
                        Fifield is a director of The EMI Group and The North Face, Inc.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        ROBERT M. PRICE, 67                         Director since 1983
      [PHOTO]           Mr. Price is President of PSV, Inc. (management
                        consulting--technology and strategy), which position he has held since May 1990. From May 1996 to December 1996, Mr. Price served as interim Chairman of the Board and Chief Executive Officer of the Company. Mr. Price is a director of Affinity Technology
                        Group, Inc., Fourth Shift Corporation, Public Service Company of
                        New Mexico and Tupperware Corporation.
-----------------------------------------------------------------------------------------

                        NICHOLAS L. REDING, 63                     Director since 1988
      [PHOTO]           Mr. Reding is Vice Chairman of the Board of Monsanto Company
                        (food, agriculture and pharmaceuticals), which office he has held since January 1993. Prior to January 1993, Mr. Reding was
                        Executive Vice President-- Environment, Safety, Health &
                        Manufacturing of Monsanto Company. Mr. Reding is also a director of CPI Corp. and Meredith Corporation.
-----------------------------------------------------------------------------------------

                        JACK D. REHM, 65                             Director since 1991
      [PHOTO]           Mr. Rehm is Chairman of the Board-Retired of Meredith Corporation
                        (diversified media), which office he has held since January 1998.
                        From January 1997 to January 1998, Mr. Rehm was Chairman of the
                        Board of Meredith Corporation. From July 1994 to January 1997,
                        Mr. Rehm was Chairman of the Board and Chief Executive Officer of
                        Meredith Corporation. From July 1992 to July 1994, Mr. Rehm was
                        Chairman of the Board, President and Chief Executive Officer of
                        Meredith Corporation. In addition to Meredith Corporation, Mr.
                        Rehm is a director of ING/Equitable of Iowa Companies, Norwest
                        Bank of Iowa, N.A. and The Vernon Company.
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

                        LOIS D. RICE, 65                              Director since 1991
      [PHOTO]           Mrs. Rice is a guest scholar at The Brookings Institution (an education and public policy research organization), a position she has held since October 1991. Prior to October 1991, Mrs. Rice was Senior Vice President-- Governmental Affairs and a director of Control Data Corporation. Mrs. Rice is a director of Fleet
                        Financial Group, Inc., HSB Group, Inc., The McGraw-Hill
                        Companies, Inc. and UNUM Corporation.
-----------------------------------------------------------------------------------------

                        RICHARD K. SMUCKER, 49                    Director since 1997
      [PHOTO]           Mr. Smucker is President of The J.M. Smucker Company (jams, jellies, ice cream toppings, juices and other food products), which office he has held since 1987. Mr. Smucker is a director of
                        The J.M. Smucker Company, The Sherwin-Williams Company and Wm.
                        Wrigley Jr. Company.
-----------------------------------------------------------------------------------------

                        DOLPH W. VON ARX, 63                       Director since 1997
      [PHOTO]           Mr. von Arx is Chairman of the Board of Morrison Restaurants,
                        Inc. (cafeterias, buffets and mall food court units), which office he has held since March 1996. Mr. von Arx was Chairman,
                        President and Chief Executive Officer of Planters LifeSavers
                        Company, a division of RJR Nabisco, Inc., until his retirement in
                        1991. Mr. von Arx is also a director of BMC Fund, Inc., Cree
                        Research, Inc., MacKenzie Investment Management, Inc. and Ruby
                        Tuesday, Inc.
-----------------------------------------------------------------------------------------

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held six meetings during the fiscal year ended February 28, 1998, all of which were regularly scheduled meetings. During the fiscal year, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings held by all committees of the Board on which he or she served, except for Mr. Fifield, who attended 67% of such meetings. The Board of Directors has several committees, which are described below.

    AUDIT COMMITTEE. Ms. Arnold, Messrs. Price, Rehm and Smucker and Mrs. Rice are members of the Audit Committee. The Audit Committee recommends to the Board of Directors annually the selection of independent accountants, reviews the activities and reports of the Company's independent accountants, reviews the financial statements to be included in the Annual Report to Stockholders and recommends approval by the Board of Directors, monitors accounting and financial reporting practices throughout the

Company, reviews internal accounting controls and monitors compliance with the Company's prescribed procedures, policies and code of ethics. The Audit Committee held four meetings during the fiscal year ended February 28, 1998.

    COMPENSATION COMMITTEE. Messrs. Fifield, Reding, Rehm and von Arx are members of the Compensation Committee. The Compensation Committee approves the compensation policies of the Company, determines the compensation paid to officers of the Company, makes recommendations to the Board of Directors with respect to the cash compensation of the Chief Executive Officer of the Company and establishes and reviews performance standards under compensation programs for officers of the Company. The Compensation Committee administers the Company's stock option, stock-based incentive and bonus plans and makes grants or awards under such plans. The Compensation Committee also recommends to the Board of Directors the adoption of or amendments to employee benefit plans and stock-based incentive plans of the Company. The Compensation Committee held six meetings during the fiscal year ended February 28, 1998.

    EXECUTIVE COMMITTEE. Dr. Costley and Messrs. Price, Reding and Rehm are members of the Executive Committee. The Executive Committee has such powers and authority as may be expressly conferred upon it from time to time by the Board of Directors. The Executive Committee did not hold any meetings during the fiscal year ended February 28, 1998.

    FINANCE AND BENEFIT INVESTMENT COMMITTEE. Ms. Arnold, Dr. Costley, Messrs. Price, Reding, Rehm and Smucker and Mrs. Rice are members of the Finance and Benefit Investment Committee. The Finance and Benefit Investment Committee reviews the capital structure, source and use of funds and financial position of the Company, makes periodic reports to the Board of Directors on such reviews and provides advice and counsel regarding financial policies to management of the Company and the Board of Directors. The Finance and Benefit Investment Committee also establishes investment policies and guidelines for employee benefit plans, approves investment managers of employee benefit plan assets and reviews investment performance of such plan assets. The Finance and Benefit Investment Committee held three meetings during the fiscal year ended February 28, 1998.

    NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. Messrs. Fifield, Reding and von Arx and Mrs. Rice are members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews, evaluates and recommends director candidates for nomination by the Board of Directors and establishes guidelines for the Board of Directors in considering nominees. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders if a written recommendation is submitted to the Secretary of the Company at least 90 days prior to the date of the annual meeting of stockholders, along with the written consent of such nominee to serve as director. The Nominating and Corporate Governance Committee also reviews corporate governance issues and makes recommendations to the Board of Directors on corporate governance matters. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended February 28, 1998.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company each receive an annual retainer of $20,000 plus $1,000 for each meeting of the Board of Directors ($1,250 for meetings lasting more than one day) and $1,000 for each meeting of any committee thereof ($1,250 in the case of the chair of such committee) that the director attends. Directors may elect to receive all or part of the amount of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock under Part II of the Company's Amended and Restated 1989 Stock-Based Incentive Plan. During the fiscal year ended February 28, 1998, each non-employee director of the Company elected to take all or part of their annual retainer and meeting fees in shares of restricted Common Stock or options to purchase shares of Common Stock. Amounts received by a director also may be deferred pursuant to the Company's Fee Deferral Plan for Non-Employee Directors for a minimum period of two years. Interest is paid on deferred amounts at a rate which is calculated quarterly and corresponds to the Company's short-term borrowing rate then in effect. None of the directors deferred compensation under such plan during the fiscal year ended February 28, 1998.

    In addition, on the first business day in July of each year, each director who is not an employee of the Company is granted a non-qualified stock option to purchase 1,500 shares of Common Stock at a purchase price per share equal to the fair market value of a share of Common Stock on such date.

    In fiscal year 1999, the Board adopted a director stock ownership guideline, which provides that each member of the Board is expected to acquire Common Stock having a value of four times the amount of the annual retainer fee paid to such director, over a period of five years commencing as of July 1, 1998.

    Directors who are also employees of the Company are not separately compensated for any services provided as a director.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The philosophy of the Compensation Committee (the "Committee") with respect to the compensation of the Company's executive officers consists of the following core principles:

    - Base salary and benefits should be competitive in order to attract and retain well-qualified executives.

    - Incentive compensation should be directly related to achieving specified levels of corporate financial performance. A significant part of the executive officers' compensation should be at risk, based upon the success of the Company and the creation of stockholder value.

    - Long-term stock ownership of the Company's Common Stock by the Company's executive officers creates a valuable link between the Company's management and stockholders. Stock ownership gives management strong incentives to properly balance the need for short-term profits with long-term goals and objectives and to develop strategies that build and sustain stockholder returns.

EXECUTIVE COMPENSATION PROGRAM

    The Company's executive compensation program comprises four components that are intended to reflect the Company's compensation philosophy.

    BASE SALARY. Base salary and adjustments to base salary for the Company's executive officers are targeted at the median of the competitive market. An executive officer's base salary may be above or below the median, depending upon the officer's individual performance. For the purpose of determining the median of the competitive market, the Committee reviews and considers the salary ranges of officers in comparable positions at companies of comparable size to the Company. The peer group of companies used in the comparison consists of approximately 120 companies that have annual sales ranging from $1 billion to $3 billion. The Company uses a broad base of companies of comparable size to reflect the market in which the Company competes for executive talent. Accordingly, the peer group is not limited to food companies included in the Dow Jones Food Index and the Standard & Poor's MidCap Foods Index, which have been used for the purpose of comparison in the Stock Performance Graphs in this Proxy Statement.

    The Committee reviews the base salary of each executive officer at every regularly scheduled Committee meeting. The Committee generally grants a salary increase to an executive officer once every 12 to 18 months, based upon the Committee's judgment of the officer's individual performance and contribution to the Company, the financial performance of the Company and the Company's established merit increase guidelines.

    ANNUAL CASH INCENTIVE. For fiscal year 1998, the executive officers were eligible for an annual cash incentive award under the Company's Management Incentive Plan based upon a percentage of annual base salary. The Committee established target financial objectives at the beginning of the fiscal year, but retained discretion to adjust the financial objectives to reflect the impact of acquisitions, divestitures or other events or unusual circumstances during the fiscal year. The performance objectives for the Chief Executive Officer were based on earnings per share (weighted 40%) and net profit after capital charge ("economic profit") (weighted 60%). The performance objectives for corporate executive officers other than the Chief Executive Officer were based on earnings per share (weighted 30%), economic profit (weighted 50%) and individual performance (weighted 20%). The performance objectives for executive officers who are presidents of the business units were based on corporate economic profit (weighted 20%), business unit economic profit (weighted 60%) and individual performance (weighted 20%). The incentive payments to executive officers who are presidents of the business units were subject to a 50% reduction if the Company failed to achieve the corporate earnings per share objective. The incentive opportunity for corporate executive officers was uncapped if the earnings per share and economic profit objectives were exceeded. The incentive opportunity for executive officers who are presidents of the business units was uncapped if the corporate economic profit and the business unit economic profit objectives were exceeded. The individual performance component of the incentive was awarded in the discretion of the Committee and only if the threshold financial objectives for the fiscal year were achieved. The Committee also had the discretion to award incentive payments under the Management Incentive Plan based on other performance objectives or criteria.

    The target annual incentive opportunity, represented as a percentage of base salary, for each executive officer is set at approximately the median of competitive practice. For this purpose, the Committee reviews and considers incentive amounts awarded to officers in comparable positions at companies of comparable size to the Company, as described above. For fiscal year 1998, the target incentive opportunity for the Chief Executive Officer was 65% of base salary and for the other executive officers was 50% of base salary.

    For fiscal year 1998, the Company's earnings per share slightly exceeded the target earnings per share objective and exceeded the economic profit objective by 12%. The business unit presidents who are listed as executive officers in the Summary Compensation Table below all exceeded their respective business unit economic objectives. In addition, the Committee increased the incentive award paid to Mr. Trubeck by approximately 19% because of Mr. Trubeck's valuable contributions to the Company during the fiscal year.

    Effective in fiscal year 1999, the Committee recommended to the Board of Directors of the Company, and the Board of Directors of the Company has adopted, the Amended and Restated Management Incentive Plan. See "Proposal to Approve Amended and Restated Management Incentive Plan" in this Proxy Statement. Under the Amended and Restated Management Incentive Plan, the Committee adopted the Company's EVA(R) Incentive Plan for fiscal years 1999 through 2001 (the "EVA(R) Incentive Plan"). The EVA(R) Incentive Plan provides for cash incentive awards based on improvements in Economic Value Added ("EVA(R)"). EVA(R) is a measure of economic profit that determines whether a business is earning more than its true cost of capital. In general, EVA(R) is net operating profit after taxes, less a charge for the use of capital. EVA(R) provides a framework within which management can make decisions that focus on building long-term value for the Company and its stockholders. "EVA(R)" is a registered trademark of Stern Stewart & Co.

    Under the EVA(R) Incentive Plan, incentive awards are linked to improvements in the Company's EVA(R). EVA(R) improvement targets and target incentive awards for each participant are established in each fiscal year. The incentive award earned by each participant in a fiscal year is determined based upon the level of improvement in the EVA(R) for both the Company and the Company's business units. Up to 20% of the incentive award earned by a participant in a fiscal year is payable in the discretion of the Committee based upon review of the participant's personal performance. The incentive award earned in any fiscal year is then credited to the participant's "incentive bank," and the incentive available to be paid to the participant equals the amount of the incentive bank balance up to the amount of the target incentive award, plus one-third of the incentive bank balance in excess of the target incentive award. Any excess incentive award which is not paid remains in the incentive bank for payment in future fiscal years, subject to reduction or loss if actual EVA(R) in those years results in incentive determinations that are less than zero. No incentive award is paid when the incentive bank balance is negative, and negative incentive bank balances are carried forward to offset future incentive awards earned. There is no limit on the incentive awards that can be achieved for superior levels of excess EVA(R) improvement. However, the incentive award paid to any participant will be capped at $2,500,000 in any fiscal year and any amount in excess of such cap will be forfeited by the participant.

    LONG-TERM COMPENSATION. Long-term compensation comprises primarily stock options and restricted stock that are used to motivate and retain selected key employees. In addition, in the past, the Company has implemented certain long-term incentive programs. Shares of stock issued under these programs are authorized by the 1997 Stock-Based Incentive Plan (the "1997 Plan"), Part I of the Amended and Restated 1989 Stock-Based Incentive Plan (the "1989 Plan") or the 1986 Stock Option Incentive Plan (the "1986 Plan") of the Company. The amounts of the long-term compensation awards are targeted to be at the median of similar awards granted to officers in comparable positions at companies of comparable size to the Company. In addition, the Committee takes into account the number of stock options or shares of restricted stock outstanding or previously granted in determining the amounts of awards. The Committee, in its discretion, may also consider the scope of an officer's responsibilities and the officer's individual performance in determining the size of an award.

    In consideration of the limited number of shares remaining available for awards under the 1997 Plan, the Board of Directors of the Company adopted, upon recommendation of the Committee, the amendments to the 1997 Plan (the "Amended 1997 Plan"), subject to stockholder approval. See "Proposal to Approve Amendments to the 1997 Stock-Based Incentive Plan" in this Proxy Statement. The Committee believes that the continuation of stock-based incentives is essential to implementing its compensation philosophy that a significant part of the executive officers' compensation should be at risk and linked to the interests of the Company's stockholders.

    STOCK OPTIONS. The Committee grants stock options to the executive officers of the Company on a discretionary basis. The Committee considers, among other things, the financial and economic performance of the Company in determining whether or not to grant options to the executive officers. In addition, the Committee grants stock options to new officers and key employees of the Company in order to provide appropriate incentives to promote the long-term growth of the Company. Stock options granted to the executive officers have an exercise price equal to the market price of the Company's Common Stock on the date of grant and have ten-year terms.

    LONG-TERM INCENTIVE PROGRAM. The Company has a long-term incentive program for corporate executive officers that was implemented in fiscal year 1994 and subsequently amended in fiscal year 1996. Under this long-term incentive program, participating executive officers were granted shares of restricted stock that would have vested in three annual installments beginning February 28, 1998 if the Company had achieved specified earnings per share and operating earnings objectives over the three-year period ended February 28, 1998. These performance objectives were not met and, therefore, the executive officers' restricted stock granted under the long-term incentive plan will not vest according to this installment schedule. However, under the provisions of this long-term incentive program, the shares of restricted stock will vest on February 28, 2003, subject to the continued employment of the executive officer. Mr. Wright is the only executive officer listed in the Summary Compensation Table below who participates in this long-term incentive program.

    During fiscal year 1996, the presidents of the Company's business units were granted awards under the Company's cash long-term incentive program. Awards under the long-term incentive program for the Company's business units are made at the Committee's discretion. The cash program had a three-year performance cycle ended February 28, 1998. Payments are made under the program only if the applicable business unit achieves specified financial objectives, such as cumulative operating earnings, compound sales growth rate and/or return on sales, during the performance cycle. Any payout under the program will be made in three equal annual installments beginning February 28, 1998, subject to the continued employment of the executive officer. Mr. Twiner is the only executive officer listed in the Summary Compensation Table below who participates in this long-term incentive program. Because Mr. Twiner's business unit achieved its specified financial objectives during the performance cycle, the Committee approved payment of the first annual installment of the cash incentive to Mr. Twiner. Mr. Twiner will be eligible for the second and third annual installments of the cash incentive award, subject to his continued employment with the Company.

    During fiscal year 1997, the presidents of the Company's business units were granted awards under the Company's cash long-term incentive program. Awards under the long-term incentive program for the Company's business units are made at the Committee's discretion. The cash program has a three-year performance cycle ending on February 28, 1999. Payments will be made under the program only if the Committee determines that the applicable business unit has achieved specified financial objectives, such as cumulative operating earnings, compound sales growth rate and/or return on sales, during the performance cycle. Any payout under the program will be made in three equal annual installments beginning February 28, 1999, subject to the continued employment of the executive officer.

    STOCK OWNERSHIP TARGETS. In 1992, the Committee established a stock ownership program that includes stock ownership targets for key management employees of the Company, including the Company's executive officers. Each participant in the stock ownership program was expected to achieve the stock ownership target established for the participant during an eight-year period beginning January 1, 1993. The target for each participant was based on a multiple of the participant's annual base salary, ranging from one to five times the amount of such salary, depending on the participant's level of responsibility within the Company. The target was expressed as a number of shares determined by dividing such multiple of annual base salary by the approximate market price of a share of Common Stock of the Company at the time the stock ownership program was adopted.

    Participants in the stock ownership program as a group achieved 127% of the aggregate annual stock ownership target during calendar year 1996. In determining the number of shares of Common Stock acquired by the participants during the year under the program, the Committee included shares purchased by individual participants in the open market or upon the exercise of stock options and shares of restricted stock that vested and were retained by the participant during the year. In March 1997, the Committee awarded to certain participants in the stock ownership program shares of restricted stock that have a three-year vesting period subject to the continued employment of the participant during that period. In addition, the Committee awarded incentive units to one participant that have a three-year vesting period subject to the continued employment of the participant during that period. The incentive units represent the right to receive a cash payment in an amount equal to the fair market value of the Common Stock of the Company on the date the incentive units vest. The participants selected to receive awards and the number of shares and incentive units subject to each award were determined in the discretion of the Committee and were based upon the Committee's assessment of the participant's job performance and contributions to the Company and, more particularly, were based upon the number of shares of the Company's Common Stock acquired by the participant during calendar year 1996 toward the participant's annual stock ownership target under the program. The number of shares of restricted stock and the number of incentive units awarded to each participant was equal to approximately 15% of the number of shares of Common Stock acquired by the participant during calendar year 1996 up to a limit of 1.5 times the annual stock ownership target for the participant for that year. The Committee believes that such awards of restricted stock and incentive units will encourage the Company's management to continue to obtain and hold a significant number of shares of the Company's Common Stock.

    In 1997, the Committee modified the target ownership guidelines under the stock ownership program. Under the modified stock ownership program, during a ten-year period commencing in 1997, each participant in the stock ownership program is expected to achieve stock ownership targets based on a multiple of the participant's annual total cash compensation. The multiple for the Chief Executive Officer of the Company is two times annual total cash compensation and the multiple for all other participants is 1.5 times annual total cash compensation. The target is expressed as a number of shares determined by dividing such multiple of annual total cash compensation by the approximate market price of a share of Common Stock of the Company at the time the modified stock ownership program was adopted.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    GARY E. COSTLEY. Dr. Costley became Chairman of the Board, President and Chief Executive Officer of the Company on January 1, 1997. The Company and Dr. Costley entered into an employment agreement, dated as of November 1, 1996, which is described in this Proxy Statement under the heading, "Executive Compensation -- Employment Agreement."

    The Committee and the Board of Directors approved a total compensation package that was designed to be competitive with compensation provided to chief executive officers at companies of comparable size to the Company as well as provide a compensation level and structure necessary to obtain an executive with Dr. Costley's experience and credentials. Dr. Costley's employment agreement provides for an initial annual salary of $600,000, participation in the Company's Management Incentive Plan commencing in fiscal year 1998 and an award of two separate stock options to purchase an aggregate of 200,000 shares of the Company's Common Stock, as described below.

    Effective as of January 1, 1997, Dr. Costley was granted an option to purchase 100,000 shares of the Company's Common Stock at a price of $18.1875 per share, the market price of a share of Common Stock on December 31, 1996. The option was granted under the 1989 Plan, was immediately exercisable and has a ten-year term. In addition, effective January 1, 1997, Dr. Costley was granted another stock option to purchase 100,000 shares of the Company's Common Stock at a price of $18.1875 per share. That option was granted under the 1997 Plan, subject to approval of the 1997 Plan by the Company's stockholders. The 1997 Plan was subsequently approved by the Company's stockholders at the 1997 Annual Meeting of Stockholders of the Company. While the option becomes fully exercisable on January 1, 2005, subject to Dr. Costley's continued employment, it may become exercisable earlier (i) in installments of 25,000 shares annually, beginning with the fiscal year ended February 28, 1998, if the Company's net pre-tax earnings for the applicable fiscal year increase by at least 15% over the previous year's net pre-tax earnings or (ii) in cumulative installments of 25,000 shares annually, beginning with the fiscal year ended February 28, 1998, if the Company's aggregate net pre-tax earnings for any period of consecutive fiscal years reflect an average increase of at least 15% annually from the fiscal year ended February 28, 1997. For the fiscal year ended February 28, 1998, the Company's net pre-tax earnings increased by 49% over the previous year's net pre-tax earnings. Therefore, options for 25,000 shares became exercisable effective February 28, 1998.

    On December 19, 1997, Dr. Costley's employment agreement was amended to terminate and cancel Dr. Costley's entitlement under the Company's Management Benefit Plan to any benefit relating to incentive bonuses credited towards the non-qualified excess pension benefit under such Plan, effective retroactively to the first day of Dr. Costley's employment with the Company. This amendment to Dr. Costley's employment agreement was made because of the Committee's and Dr. Costley's shared concern that the cost of providing such benefit to Dr. Costley was too expensive for the Company. On February 2, 1998, in view of the termination of Dr. Costley's entitlement to such benefit, the Committee granted Dr. Costley an option to purchase 100,000 shares of the Company's Common Stock at a price of $25.4375 per share. That option was granted under the 1997 Plan. As of February 2, 1998, the 1997 Plan limited the size of any stock-based grants to 100,000 shares in any calendar year. In the Committee's judgment, the benefit forfeited under the Management Benefit Plan by Dr. Costley merited the grant of an additional 25,000 options. Therefore, effective February 2, 1998, the Committee granted Dr. Costley an additional stock option to purchase 25,000 shares of the Company's Common Stock at a price of $25.4375 per share, subject to certain amendments to the 1997 Plan to, among other things, increase the size of stock-based awards allowable to any one eligible employee in a calendar year under the 1997 Plan from 100,000 shares to 200,000 shares. The amendments to the 1997 Plan were adopted by the Board of Directors of the Company on February 3, 1998. The grant of the option for 25,000 shares to Dr. Costley is subject to approval of the amendments to the 1997 Plan by the Company's stockholders. While both the option for 100,000 shares and the option for 25,000 shares become fully exercisable on February 1, 2006, subject to Dr. Costley's continued employment, both options may become exercisable earlier in annual installments of 25,000 shares and 6,250 shares, respectively, on the last day of the applicable fiscal year, if the mean of the high and low sale prices of a share of the Company's Common Stock has reached and maintained the following target prices per share during a period of at least five consecutive trading days on The New York Stock Exchange during the applicable fiscal year: $29.25 during the fiscal year ending February 28, 1999, $33.50 during the fiscal year ending February 29, 2000, $38.75 during the fiscal year ending February 28, 2001, and $44.50 during the fiscal year ending February 28, 2002. In addition, if the applicable target price per share is achieved and maintained during any fiscal year as described above, any installment from a prior fiscal year will also vest to the extent the target price per share was not previously attained and maintained during such prior fiscal year.

    For fiscal year 1998, Dr. Costley received an annual incentive award of $545,000, or 91% of his base salary, determined in accordance with the Company's Management Incentive Plan described above. The amount comprises $160,800 relating to 40% of the incentive opportunity based upon achievement of the earnings per share objective and $384,200 relating to 60% of the incentive opportunity based upon the level of the Company's economic profit achieved.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    In the event that compensation paid by the Company to any executive officer of the Company during the current or any subsequent fiscal year exceeds $1,000,000, such excess amount may not qualify as a tax deduction for the Company under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) and the transitional regulations thereunder exclude from the $1,000,000 limitation any income realized by an executive officer of the Company upon the exercise of outstanding stock options granted under the 1989 Plan or the 1986 Plan. The 1997 Plan has been approved by stockholders as required by Section 162(m) and, therefore, compensation attributable to stock options and certain other awards granted under the 1997 Plan may be excluded from the $1,000,000 limitation. Dr. Costley's compensation for fiscal year 1998 exceeded the $1,000,000 limit by $157,399 and, therefore, the Company was unable to deduct this excess compensation for income tax purposes. Accordingly, the Company is seeking stockholder approval of both the amendments to the 1997 Plan and the Amended and Restated Management Incentive Plan, as required by Section 162(m), so that compensation attributable to stock options and certain other awards granted under the Amended 1997 Plan and cash incentive awards granted under the Amended and Restated Management Incentive Plan may be excluded from the $1,000,000 limitation as well. See "Proposal to Approve Amendments to the 1997 Stock-Based Incentive Plan" and "Proposal to Approve Amended and Restated Management Incentive Plan" in this Proxy Statement. The Committee, along with the Company, will continue to evaluate the Company's compensation plans and programs in view of the Section 162(m) limitation.

                                          Nicholas L. Reding, Chairman
                                          James G. Fifield
                                          Jack D. Rehm
                                          Dolph W. von Arx
                                          Members of the Compensation Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the cash compensation and certain other components of compensation for the last three fiscal years of the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company.

                                                            ANNUAL COMPENSATION
                                                --------------------------------------------
                                                                                OTHER ANNUAL
     NAME AND PRINCIPAL POSITION(1)       YEAR      SALARY         BONUS(3)     COMPENSATION
----------------------------------------  ----  --------------   ------------   ------------

Gary E. Costley, Ph.D. .................  1998        $600,000   $545,000             $0
 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE  1997        $100,000         $0        $50,518(7)
 OFFICER                                  1996

Jeffrey E. Boies .......................  1998        $301,667   $395,000             $0
 PRESIDENT, MULTIFOODS DISTRIBUTION       1997         $99,130   $160,000(4)     $99,730(8)
 GROUP, INC.                              1996

Robert S. Wright .......................  1998        $286,250   $409,000             $0
 VICE PRESIDENT AND PRESIDENT, NORTH      1997        $270,417         $0             $0
 AMERICA FOODS                            1996        $143,188   $190,000(5)    $276,900(9)

William L. Trubeck .....................  1998        $287,500   $270,000(6)          $0
 SENIOR VICE PRESIDENT - FINANCE AND      1997
 CHIEF FINANCIAL OFFICER                  1996

Donald H. Twiner(2) ....................  1998        $150,910   $275,468             $0
 PRESIDENT, ROBIN HOOD MULTIFOODS INC.    1997
                                          1996

                                                     LONG TERM COMPENSATION
                                          --------------------------------------------
                                                      AWARDS
                                          ------------------------------     PAYOUTS
                                             RESTRICTED      SECURITIES    -----------        ALL OTHER
                                               STOCK         UNDERLYING       LTIP             COMPEN-
     NAME AND PRINCIPAL POSITION(1)          AWARDS(10)      OPTIONS(#)      PAYOUTS          SATION(19)
----------------------------------------  ----------------   -----------   -----------      --------------
Gary E. Costley, Ph.D. .................        $0           125,000(17)           $0               $0
 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE        $0           200,000               $0               $0
 OFFICER
Jeffrey E. Boies .......................        $0             7,000               $0           $1,896
 PRESIDENT, MULTIFOODS DISTRIBUTION        $96,744(11)         6,000               $0               $0
 GROUP, INC.
Robert S. Wright .......................    $3,225(12)        43,000               $0          $10,019(20)
 VICE PRESIDENT AND PRESIDENT, NORTH        $2,887(13)         5,000               $0           $5,642
 AMERICA FOODS                            $226,250(14)        15,000               $0           $2,651
William L. Trubeck .....................   $25,800(15)       115,000               $0               $0
 SENIOR VICE PRESIDENT - FINANCE AND
 CHIEF FINANCIAL OFFICER
Donald H. Twiner(2) ....................    $4,966(16)        36,000          $53,663 (18)      $3,716
 PRESIDENT, ROBIN HOOD MULTIFOODS INC.

---------

 (1) Dr. Costley was elected Chairman, President and Chief Executive Officer of the Company effective January 1, 1997. Mr. Boies was hired by the Company effective October 28, 1996. Mr. Wright was hired by the Company effective August 14, 1995. Mr. Trubeck was hired by the Company effective March 1, 1997. Mr. Twiner became an executive officer of the Company in fiscal year 1998.

 (2) Mr. Twiner is paid in Canadian dollars. All amounts shown are in U.S. dollars. Canadian dollar amounts were translated to U.S. dollar amounts for the purpose of this table using the average exchange rate for fiscal year 1998.

 (3) Except as otherwise noted, the amounts were paid pursuant to the Company's Management Incentive Plan described above in the Compensation Committee Report on Executive Compensation.

 (4) The amount is a guaranteed bonus that was offered to Mr. Boies in connection with his employment with the Company.

 (5) The amount comprises a guaranteed bonus of $130,000 under the Company's Management Incentive Plan that was offered to Mr. Wright in connection with his employment with the Company and an employment bonus of $60,000.

 (6) The amount includes an employment bonus of $20,000 that was offered to Mr. Trubeck in connection with his employment with the Company.

 (7) The amount includes certain relocation expenses, including $26,959 paid to Dr. Costley as reimbursement of loss on the sale of his house in connection with his relocation from North Carolina to Minnesota. The amount does not include payments made pursuant to the Company's standard relocation policy.

 (8) The amount includes certain relocation expenses, including $44,593 paid to Mr. Boies as reimbursement of loss on the sale of his house in connection with his relocation from Ohio to Colorado and $35,137 as tax reimbursement on such payment. The amount does not include payments made pursuant to the Company's standard relocation policy.

 (9) The amount relates to relocation expenses, including $275,000 paid to Mr. Wright as reimbursement of loss on the sale of his house in connection with his relocation from California to Minnesota.

(10) The value of each restricted stock and incentive unit award was determined by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares or units awarded. As of February 28, 1998, the number and value (based on the closing market price of the Company's Common Stock on February 28, 1998) of the aggregated restricted stock and incentive unit holdings of each of the named executive officers were as follows: 0 shares ($0) by Dr. Costley, 5,265 shares ($147,091) by Mr. Boies, 10,300 shares ($287,756) by Mr. Wright, 1,200 shares ($33,525) by
    Mr. Trubeck, and 231 incentive units ($6,454) by Mr. Twiner.

(11) The Company awarded Mr. Boies 5,265 shares of restricted stock to compensate him for the loss of certain deferred compensation that occurred upon his termination of employment with his former employer. The shares vest on December 19, 1999, subject to the continued employment of Mr. Boies. The shares also vest in the event of a change in control of the Company. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but Mr. Boies is not entitled to receive such dividends unless and until the related shares vest.

(12) Mr. Wright was awarded 150 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 21, 2000, subject to the continued employment of Mr. Wright. The shares also vest in the event of a change in control of the Company. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but Mr. Wright is not entitled to receive such dividends unless and until the related shares vest.

(13) Mr. Wright was awarded 150 shares of restricted stock by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. The shares vest on March 17, 1999, subject to the continued employment of Mr. Wright. The shares also vest in the event of a change in control of the Company. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but Mr. Wright is not entitled to receive such dividends unless and until the related shares vest.

(14) Mr. Wright was awarded 10,000 shares of restricted stock under the Company's long-term incentive program relating to a three-year performance cycle ended February 28, 1998, as described above in the Compensation Committee Report on Executive Compensation. Although the full value of the shares awarded is shown for fiscal year 1996, the performance objectives under the long-term incentive program were not met and, therefore, the shares of restricted stock did not vest according to the three-year installment schedule established under the long-term incentive program. However, under the provisions of the long-term incentive program, the shares of restricted stock will vest on February 28, 2003, subject to the continued employment of Mr. Wright. The shares also vest in the event of a change in control of the Company. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but Mr. Wright is not entitled to receive such dividends unless and until the related shares vest.

(15) The Company awarded Mr. Trubeck 1,200 shares of restricted stock in connection with his employment with the Company. The shares vest on March 1, 1999, subject to Mr. Trubeck's continued employment.

    The shares also vest in the event of a change in control of the Company. Dividends are paid on the shares of restricted stock at the same rate as paid to all stockholders, but Mr. Trubeck is not entitled to receive such dividends unless and until the related shares vest.

(16) Mr. Twiner was awarded 231 incentive units by the Compensation Committee in recognition of his achievement toward his individual stock ownership target under the management stock ownership program, as described above in the Compensation Committee Report on Executive Compensation. Each incentive unit represents the right to receive a cash payment in an amount equal to the fair market value of one share of the Company's Common Stock on the date the incentive units vest. This amount also includes the amount of dividend equivalents earned during the vesting period with respect to the incentive units. The incentive units vest on March 21, 2000, subject to the continued employment of Mr. Twiner. The incentive units also vest in the event of a change in control of the Company.

(17) Included in such options are an option to purchase 25,000 shares, which option is subject to stockholder approval. See "Proposal to Approve Amendments to 1997 Stock-Based Incentive Plan" in this Proxy Statement.

(18) The payout to Mr. Twiner was made pursuant to the Company's cash long-term incentive program with respect to the performance cycle ended February 28, 1998. The Company's cash long-term incentive program is described above in the Compensation Committee Report on Executive Compensation.

(19) Except as otherwise noted, the amounts reported represent the Company's matching contributions to the Company's Savings Plan or, with respect to Mr. Twiner, matching contributions to the Stock Purchase Plan of Robin Hood Multifoods Inc.

(20) The amount includes $5,225 that represents the Company's matching contributions to Mr. Wright under the Company's Supplemental Deferred Compensation Plan.

STOCK OPTIONS

    The following tables summarize stock option grants to and exercises by the executive officers named in the Summary Compensation Table above during the Company's fiscal year 1998 and the value of stock options held by such officers at the end of fiscal year 1998.

                       OPTION GRANTS IN FISCAL YEAR 1998

                                                                                          POTENTIAL
                                                                                       REALIZABLE VALUE
                                                                                              AT
                                              INDIVIDUAL GRANTS                         ASSUMED ANNUAL
                           --------------------------------------------------------        RATES OF
                           NUMBER OF     % OF TOTAL                                      STOCK PRICE
                           SECURITIES     OPTIONS                                        APPRECIATION
                           UNDERLYING    GRANTED TO       EXERCISE                     FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN       OR BASE       EXPIRATION   ------------------
          NAME             GRANTED(1)   FISCAL YEAR    PRICE ($/SHARE)      DATE         5%       10%
-------------------------  ----------   ------------   ---------------   ----------   --------  --------
Gary E. Costley, Ph.D....   100,000(2)     20.60%          $25.4375       2/01/08     $1,599,739 $4,054,082
                             25,000(3)      5.15%          $25.4375       2/01/08     $399,935  $1,013,521
Jeffrey E. Boies.........     7,000(4)      1.44%          $21.4375       3/20/07      $94,373  $239,161
Robert S. Wright.........     7,000(4)      1.44%          $21.4375       3/20/07      $94,373  $239,161
                             36,000(2)      7.42%          $25.4375       2/01/08     $575,906  $1,459,470
William L. Trubeck.......    30,000(5)      6.18%          $20.8750       2/28/07     $393,842  $998,081
                             20,000(6)      4.12%          $20.8750       2/28/07     $262,562  $665,387
                             15,000(7)      3.09%          $27.4375       6/03/07     $258,828  $655,925
                             50,000(2)     10.30%          $25.4375       2/01/08     $799,869  $2,027,041
Donald H. Twiner.........     6,000(4)      1.24%          $21.4375       3/20/07      $80,891  $204,995
                             30,000(2)      6.18%          $25.4375       2/01/08     $479,922  $1,216,225

---------

(1) The options have an exercise price equal to the market price of the Company's Common Stock on the date of grant and, unless otherwise noted, become exercisable one year from the date of grant. The options also become exercisable in the event of a change in control of the Company.

(2) The options were granted on February 2, 1998 in lieu of certain benefits under the Company's Management Benefit Plan as described below under the heading, "Pension Equity Plan and Management Benefit Plan." The options become fully exercisable on February 1, 2006, subject to the executive officer's continued employment by the Company. However, the options may become exercisable earlier in four annual installments on the last day of the applicable fiscal year if the mean of the high and low sale prices of a share of the Company's Common Stock has reached and maintained the following target prices per share during a period of at least five consecutive trading days on The New York Stock Exchange during the applicable fiscal year:
    $29.25 during the fiscal year ending February 28, 1999, $33.50 during the fiscal year ending February 29, 2000, $38.75 during the fiscal year ending February 28, 2001, and $44.50 during the fiscal year ending February 28, 2002. In addition, if the applicable target price per share is achieved and maintained during any fiscal year as described above, any installment from a prior fiscal year will also vest to the extent the target price per share was not previously attained and maintained during such prior fiscal year.

(3) The option has the same terms and conditions as the options described in footnote (2) above but is subject to stockholder approval of the amendments to the 1997 Plan. See "Proposal to Approve Amendments to 1997 Stock-Based Incentive Plan" in this Proxy Statement.

(4) The option was granted on March 21, 1997.

(5) The option was granted on March 1, 1997 and becomes fully exercisable on March 1, 2005, subject to the executive officer's continued employment by the Company. However, the option may become exercisable earlier (i) in installments of 10,000 shares annually on the last day of the three successive fiscal years of the Company commencing with the Company's fiscal year ended February 28, 1998 if the Company's net pre-tax earnings for any such fiscal year exceed the Company's net pre-tax earnings for the immediately preceding fiscal year of the Company by at least 15%, or (ii) in cumulative installments of 10,000 shares annually on the last day of each of the three successive fiscal years of the Company commencing with the Company's fiscal year ended February 28, 1998 if the Company's aggregate net pre-tax earnings for any period of such consecutive fiscal years reflect an average increase of at least 15% annually from the fiscal year ended February 28, 1997.

(6) The option was granted on March 1, 1997.

(7) The option was granted on June 4, 1997.

   AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND FISCAL YEAR END OPTION
                                     VALUES

                                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                                 OPTIONS AT                    OPTIONS AT
                                                  SHARES                       FISCAL YEAR END             FISCAL YEAR END(1)
                                               ACQUIRED ON     VALUE     ---------------------------   ---------------------------
                    NAME                         EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------  ------------   --------   -----------   -------------   -----------   -------------
Gary E. Costley, Ph.D........................        0              $0       125,000         200,000    $1,218,750      $1,043,750
Jeffrey E. Boies.............................        0              $0         6,000           7,000       $71,625         $45,500
Robert S. Wright.............................        0              $0        20,000          43,000      $122,812        $135,500
William L. Trubeck...........................        0              $0        10,000         105,000       $70,625        $415,000
Donald H. Twiner.............................        0              $0        16,500          36,000      $119,031        $114,000

---------

(1) The value was determined by subtracting the exercise price per share from the closing market price per share of the Company's Common Stock on February 28, 1998.

PENSION EQUITY PLAN AND MANAGEMENT BENEFIT PLAN

    The Company maintains the Multifoods Pension Equity Plan (the "Pension Plan") for salaried and certain other employees of the Company and its subsidiaries who have completed one year of service with the Company or a subsidiary of the Company. The Pension Plan was adopted in fiscal year 1996 as a continuation and amendment of the Company's Employees' Retirement Plan. The Pension Plan is a tax qualified defined benefit pension plan that provides for lump sum payments upon termination of employment. In lieu of a single lump sum payment, an employee may elect to receive immediate or deferred monthly payments for life. An employee's pension benefits are based on years of service with the Company or a subsidiary of the Company, the employee's "Final Average Pay" and the "Integration Level." Final Average Pay is the average of the employee's base pay for the three consecutive calendar years in which the employee's base pay was the highest during the last ten full calendar years prior to termination of employment. Base pay does not include bonuses and other additional compensation. In addition, the amount of base pay covered by the Pension Plan is limited by requirements of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Integration Level is one-half of the taxable wage base in effect under the Social Security Act at the time of termination of employment. Under the Pension Plan, an employee earns "Base Points" and "Integration Points" for each year of service. The number of points earned is based on the employee's age at the end of the calendar year and increases as the employee's age increases. Base Points are also awarded based on the amount of accrued benefit that an employee has earned under the Company's Employees' Retirement Plan as of December 31, 1995. Base Points and Integration Points are expressed as a percentage of Final Average Pay. An employee's accrued lump sum benefit equals the total number of Base Points earned times the employee's Final Average Pay plus the total number of Integration Points earned times the employee's Final Average Pay in excess of the Integration Level. An employee becomes vested in his or her benefits under the Pension Plan after five years of service. An employee who has completed ten years of service as of December 31, 1995 and whose age plus service as of December 31, 1995 totals 60 or more may elect to have his or her benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan.

    The Company's Management Benefit Plan provides for the payment of additional amounts to certain key employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan without the limitations imposed by the Internal Revenue Code or ERISA. The Management Benefit Plan was amended and restated effective January 1, 1997. Participants in the Management Benefit Plan as of January 1, 1997 (referred to as "grandfathered" participants) generally are eligible to continue their participation under the terms of the Management Benefit Plan in effect prior to January 1, 1997. Grandfathered participants will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of December 31, 1995 (regardless of whether such benefit is actually calculated under that formula) without the limitations imposed by the Internal Revenue Code or ERISA. Grandfathered participants in the Management Benefit Plan are also entitled to lifetime annual income upon retirement equal to 50% of the "Bonus Base." Individuals who become participants in the Management Benefit Plan on or after January 1, 1997 will receive in the aggregate the benefits they would have been entitled to receive under the Pension Plan formula in effect as of January 1, 1996 without the limitations imposed by the Internal Revenue Code or ERISA. Such individuals will not be entitled to any benefit based upon incentive bonuses. For employees who became participants in the Management Benefit Plan prior to March 1, 1990, the Bonus Base is the average of the five highest bonuses awarded to the participant under the Management Incentive Plan during the last ten years of employment by the Company prior to retirement. For employees who became participants in the Management Benefit Plan on or after March 1, 1990, the Bonus Base includes such bonuses awarded only while the employee is a participant in the Management Benefit Plan unless the Compensation Committee prescribes otherwise. The level of annual benefits is reduced if a grandfathered participant retires prior to age 62. For any other participant, the level of annual benefits is reduced if the participant retires prior to age 65. A participant in the Management Benefit Plan becomes vested in his or her benefits under the Management Benefit Plan upon completion of five years of service with the Company or when he or she attains age 65, if earlier.

    As described above in the Compensation Committee Report on Executive Compensation, the Company granted to Dr. Costley options to purchase a total of 125,000 shares of the Company's Common Stock in connection with the waiver of his entitlement under the Company's Management Benefit Plan to any benefit related to incentive bonuses awarded to him, effective retroactively to the first day of Dr. Costley's employment with the Company. In addition, in February 1998, the Compensation Committee granted to certain executive officers of the Company options to purchase the Company's Common Stock in connection with the waiver of each executive officer's entitlement under the Management Benefit Plan to any benefit related to incentive bonuses awarded to the executive officer with respect to any fiscal year of the Company ending after fiscal year 1998. In consideration of such waiver, Mr. Wright was granted an option to purchase 36,000 shares and Mr. Twiner was granted an option to purchase 30,000 shares. Mr. Trubeck is not a grandfathered participant under the Management Benefit Plan and, therefore, is not entitled to any benefit under the Management Benefit Plan based upon incentive bonuses. However, in order to treat Mr. Trubeck consistently with other executive officers, the Compensation Committee also granted Mr. Trubeck an option to purchase 50,000 shares of the Company's Common Stock. The terms and conditions of the options granted to Dr. Costley and Messrs. Wright, Trubeck and Twiner are described above in the footnotes to the table captioned "Option Grants in Fiscal Year 1998."

    The following table shows the estimated combined annual amounts payable with respect to various classifications of earnings and years of service to participants in the Pension Plan who are also grandfathered participants in the Management Benefit Plan, and who retire at the normal retirement age of 65 and elect payment of a straight life annuity.

                               PENSION PLAN TABLE

                                          YEARS OF SERVICE
                --------------------------------------------------------------------
REMUNERATION*   5 YEARS   10 YEARS  15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
-------------   --------  --------  --------  --------  --------  --------  --------
 $  200,000     $ 42,690  $ 50,380  $ 58,070  $ 65,760  $ 73,451  $ 81,141  $ 88,831
 $  400,000     $ 86,047  $102,095  $118,142  $134,189  $150,236  $166,284  $182,331
 $  600,000     $129,404  $153,809  $178,213  $202,618  $227,022  $251,426  $275,831
 $  800,000     $172,762  $205,523  $238,285  $271,046  $303,808  $336,569  $369,331
 $1,000,000     $216,119  $257,237  $298,356  $339,475  $380,593  $421,712  $462,831
 $1,200,000     $259,476  $308,952  $358,427  $407,903  $457,379  $506,855  $556,331
 $1,400,000     $302,833  $360,666  $418,499  $476,332  $534,165  $591,998  $649,831

---------

*For purposes of this table, it is assumed that remuneration is comprised 65% of Final Average Pay and 35% of Bonus Base (both terms as defined above). The benefits are not subject to any reduction for Social Security or other offset amounts.

    Mr. Boies and Mr. Wright have one and five years of service, respectively, in the Pension Plan and are both grandfathered participants in the Management Benefit Plan. Dr. Costley has 1 year of service in the Pension Plan and is a grandfathered participant under the Management Benefit Plan. However, as described above in the Compensation Committee Report, Dr. Costley is not entitled under the Management Benefit Plan to any benefit relating to incentive bonuses. The annual benefit under the Pension Plan and the Management Benefit Plan payable to Dr. Costley upon retirement at the normal retirement age of 65 is estimated to be $89,218. Mr. Trubeck has one year of service in the Pension Plan and is not a grandfathered participant under the Management Benefit Plan. The annual benefit under the Pension Plan and the Management Benefit Plan payable to Mr. Trubeck upon retirement at the normal retirement age of 65 is estimated to be $54,477. Mr. Twiner does not participate in the Pension Plan, however, he is a participant in the Management Benefit Plan. The annual benefit under the Management Benefit Plan payable to Mr. Twiner upon retirement at the normal retirement age of 65 is estimated to be $28,985. Mr. Wright and Mr. Twiner are fully vested in the Management Benefit Plan. Messrs. Wright, Boies, Trubeck and Twiner each have additional retirement benefits as described below.

SUPPLEMENTAL RETIREMENT BENEFITS

    Mr. Boies has an arrangement with the Company pursuant to which he will receive supplemental retirement benefits in addition to any benefits he may receive under the Pension Plan and the Management Benefit Plan, as described above. Mr. Boies will be credited with two years of service under the Pension Plan and the Management Benefit Plan for each year of employment with the Company. Mr. Boies may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. If Mr. Boies had terminated employment with the Company on February 28, 1998, no annual supplemental retirement benefit would be payable to Mr. Boies upon attaining age 55.

    Mr. Wright has an arrangement with the Company pursuant to which he will receive supplemental retirement benefits in addition to any benefits he may receive under the Pension Plan and the Management Benefit Plan, as described above. Mr. Wright has been credited with two years of service, which was reinstated from his prior employment with the Company from 1992 to 1994. In addition, commencing with his re-employment with the Company in August 1995, Mr. Wright will be credited with two years of service under the Pension Plan for each additional year of employment with the Company. Mr. Wright may also elect to have his supplemental pension benefit calculated and paid in accordance with the provisions of the pension formula in effect as of December 31, 1995 under the Pension Plan. The supplemental retirement arrangement also provides for immediate vesting in an annual benefit equal to 50% of the five highest bonuses payable to him under the Company's Management Incentive Plan in his last ten years of employment with the Company, including bonuses paid during his previous period of employment. If Mr. Wright had terminated employment with the Company on February 28, 1998, the annual supplemental retirement benefit payable to Mr. Wright upon attaining age 55 would have been $5,676.

    Mr. Trubeck has an arrangement with the Company pursuant to which he will receive supplemental retirement benefits in addition to any benefits he may receive under the Pension Plan and the Management Benefit Plan, as described above. Mr. Trubeck will be credited with one and one-half years of service under the Pension Plan and the Management Benefit Plan for each year of employment with the Company. If Mr. Trubeck had terminated employment with the Company on February 28, 1998, no annual supplemental retirement benefit would be payable to Mr. Trubeck upon attaining age 55.

PENSION PLANS FOR MR. TWINER

    Mr. Twiner is a participant in the Executive Employees' Pension Plan of Robin Hood Multifoods Inc. (the "Robin Hood Pension Plan"). The Robin Hood Pension Plan is registered under the Income Tax Act of Canada and provides monthly benefits for life to selected executives of Robin Hood Multifoods Inc. upon retirement as well as certain disability and death benefits. For each calendar year of participation in the Pension Plan, a participant accrues an annual pension benefit equal to the sum of (a) 1% of the participant's base salary up to a salary limit established under provisions of the Canada Pension Plan or the Quebec Pension Plan, whichever applies to the participant, and (b) 2% of the participant's base salary in excess, if any, of such salary limit. Effective January 1, 1998, Robin Hood Pension Plan participants received an additional annual benefit equal to (i) the sum of (x) 1.2% of base salary up to the salary limit referred to above ($26,402 for 1998) and (y) 1.8% of base salary in excess of $26,402, multiplied by (ii) years of service recognized under the Robin Hood Pension Plan, less (iii) the pension benefit that had accrued as of December 31, 1997 under the Robin Hood Pension Plan and all predecessor pension plans. All annual benefits payable under the Robin Hood Pension Plan are subject to certain dollar limits under the provisions of the Income Tax Act of Canada. The annual benefit under the Robin Hood Pension Plan payable to Mr. Twiner upon retirement at the normal retirement age of 65 is estimated to be $21,564.

    The Company provides supplemental pension benefits so that Mr. Twiner will receive in the aggregate the benefit he would have been entitled to receive from the Robin Hood Pension Plan without the limitations on benefits imposed by the Income Tax Act of Canada. Mr. Twiner will be eligible to receive such supplemental pension benefits after he reaches the age of 60. If Mr. Twiner would have retired on February 28, 1998, he would not have been entitled to any supplemental pension benefit because he had not yet reached the age of 60. However, assuming a change in control of the Company had occurred on February 28, 1998, Mr. Twiner would have been entitled to a lump sum payment of approximately $103,249.

SUPPLEMENTAL DEFERRED COMPENSATION PLAN

    The Company maintains the Supplemental Deferred Compensation Plan (the "Deferred Compensation Plan") for certain key employees of the Company and its subsidiaries (including the executive officers named in the Summary Compensation Table) so that they may defer on a "non-qualified" basis the amounts they could have deferred on a "qualified" basis under ERISA but for certain tax law limits imposed on qualified deferrals. The Deferred Compensation Plan became effective on April 1, 1997.

    Under the Deferred Compensation Plan, a participant can elect to continue deferrals on a non-qualified basis if and when the participant reaches the $9,500* annual deferral limit under the Company's Employees' Voluntary Investment and Savings Plan (the "Savings Plan"). The Savings Plan is a qualified plan under ERISA and Section 401(k) of the Internal Revenue Code. A participant can also elect to defer a percentage (between 2% and 10%) of the participant's "excess covered pay," which includes compensation in excess of $160,000* that cannot be recognized under the Savings Plan, and also includes any amount that a participant elects to defer under any other non-qualified deferred compensation arrangement maintained by the Company. The Company also provides participants with matching credits on such non-qualified deferrals equal to the additional matching contribution the participant would have received under the Savings Plan if the non-qualified deferrals had instead been made under the Savings Plan. The matching credits vest at the rate of 20% per year of "vesting service" (as such term is defined in the Savings Plan). A participant may receive all contributions and vested portions of the matching credits upon the participant's termination of employment with the Company.

    During fiscal year 1998, Mr. Wright was the only executive officer listed in the Summary Compensation Table who participated in the Deferred Compensation Plan.

*   Adjusted for cost of living increases.

EMPLOYMENT AGREEMENT

    On November 1, 1996, the Company entered into an employment agreement with Dr. Costley pursuant to which Dr. Costley became employed as Chairman of the Board, President and Chief Executive Officer for the period from January 1, 1997 through December 31, 1999 (with automatic one-year renewals thereafter unless the Company gives notice of termination). The agreement provides for an annual base salary of $600,000, an annual bonus (commencing with fiscal year 1998) if performance goals to be determined by the Compensation Committee are met, participation in the Company's employee benefit plans, and specified perquisites and relocation benefits. The agreement also provided for an award of two separate stock options to purchase an aggregate of 200,000 shares of the Company's Common Stock, which are described above in the Compensation Committee Report on Executive Compensation. On December 19, 1997, Dr. Costley's employment agreement with the Company was amended to terminate and cancel Dr. Costley's entitlement under the Management Benefit Plan to any benefit relating to incentive bonuses credited towards the non-qualified excess pension benefit under the Management Benefit Plan, effective retroactively to the first day of Dr. Costley's employment with the Company.

    If, prior to December 31, 1999, the Company terminates Dr. Costley's employment for a reason other than "cause" (as defined in the agreement) or Dr. Costley resigns for "good reason" (as defined in the agreement), Dr. Costley will receive a severance payment in installments over a two-year period in the aggregate amount of (i) two times his annual base salary as of the termination date, (ii) two times the average of his bonuses for the two previous fiscal years (subject to a minimum of 65% of his annual base salary for fiscal year
1998) and (iii) either 65% of his annual base salary or a pro rata portion of his actual bonus for the previous fiscal year (based on the number of weeks employed in the then-current fiscal year), whichever is greater. In the event of termination of employment after December 31, 1999, the agreement provides for a severance payment to be made over an 18-month period based on 1.5 times his annual base salary and average bonuses. If the Company terminates Dr. Costley's employment following a "change of control" (as defined in the agreement) or if Dr. Costley resigns for any reason within 180 days after a change of control, Dr. Costley will receive a severance payment in installments over a three-year period in the aggregate amount of (i) three times his annual base salary as of the termination date, (ii) three times the average of his bonuses for the three previous fiscal years (or, if bonuses were paid for only two fiscal years, then such average will be calculated using the bonus paid for such two fiscal years, or if a bonus was paid for only the fiscal year ended February 28, 1998, then the amount of such bonus shall be used in lieu of calculating an average) and
(iii) either 65% of his annual base salary or his actual bonus for the previous fiscal year, whichever is greater. In the event that any payments by the Company to Dr. Costley are subject to an excise tax, including interest and penalties, under the Internal Revenue Code, the Company is obligated to reimburse Dr. Costley for such amounts. Assuming a change of control had occurred and the Company terminated Dr. Costley's employment or Dr. Costley resigned on February 28, 1998, the amount payable to Dr. Costley would have been approximately $7,391,192.

SEVERANCE AGREEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

    The Company is a party to severance agreements with Messrs. Boies, Wright, Trubeck and Twiner. The two-year term of each agreement is automatically extended each year for one additional year unless the Company gives notice to the officer that the Company does not wish to extend the agreement. No such notice has been given to any executive officer. Under each agreement, the Company has agreed to employ the executive officer for a period of two years following a change in control of the Company (as defined in the agreement). If, during such two-year period, the officer's employment is terminated by the Company for any reason other than cause, death or disability, or the officer terminates his employment for "good reason" (as defined in the agreement), the Company is obligated to pay to such officer, in a lump sum, the aggregate of (i) the amounts of any accrued or deferred compensation and (ii) an amount equal to
2.5 times the total of the officer's annual base salary in effect at the time of the change in control plus the average of the bonus awards paid to the officer under the Company's Management Incentive Plan for the three fiscal years immediately preceding the change in control, subject to increase in the event the payment or any other payments made in connection with a change in control constitute "parachute payments" under the Internal Revenue Code. Assuming a change in control of the Company had occurred and each of the officers' employment was terminated by the Company or each officer terminated his employment for "good reason" on February 28, 1998, the amounts payable to Messrs. Boies, Wright, Trubeck and Twiner under the agreements would have been approximately $3,098,118, $2,417,579, $2,265,962 and $673,792, respectively.

    Mr. Boies has an additional severance agreement with the Company. If the Company terminates Mr. Boies' employment for any reason other than cause during his second year of employment, which period ends on October 27, 1998, the Company will pay him two years' salary. If termination of employment occurs at any time thereafter, the Company will pay him one year's salary.

    Mr. Trubeck has an additional severance agreement with the Company whereby the Company has agreed to pay him one year's salary in the event the Company terminates his employment for any reason other than cause.

    The Company has certain other compensatory arrangements with its executive officers that will result from a change in control of the Company. The Management Incentive Plan provides that in the event of a change in control of the Company during the first six months of the Company's fiscal year, each participant in the Management Incentive Plan will receive an immediate cash payment equal to 100% of the target annual bonus amount for that fiscal year as if the target performance objective had been met. In the event of a change in control during the last six months of the Company's fiscal year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target annual bonus amount for that fiscal year as if the target performance objective had been met or (ii) the amount determined based upon the anticipated results relating to the performance objective for that fiscal year. In March 1998, the Board of Directors of the Company adopted the Amended and Restated Management Incentive Plan of the Company. See "Proposal to Approve Amended and Restated Management Incentive Plan" in this Proxy Statement.

    In addition, in the event of a change in control of the Company, stock options outstanding under the Company's stock-based incentive plans that are not yet exercisable become immediately exercisable and all shares of restricted stock outstanding vest in full.

    The Management Benefit Plan provides for lump sum payments to the participants in the event of a change in control of the Company plus an additional amount in the event the payment constitutes a "parachute payment" under the Internal Revenue Code. In addition, the Board of Directors authorized the establishment and funding of a trust for the purpose of assisting the Company in fulfilling its obligations to the participants in the Management Benefit Plan, which trust will become irrevocable upon the earlier of (i) a change in control of the Company or (ii) a favorable ruling from the Internal Revenue Service that the creation and funding of the trust does not result in constructive receipt to the participants, neither of which event has yet occurred. Assuming a change in control of the Company had occurred on February 28, 1998, the lump sums payable to the executive officers named in the Summary Compensation Table would have been approximately as follows: Dr. Costley -- $64,595, Mr. Boies -- $238,421, Mr. Wright -- $523,169, Mr. Trubeck -- $12,480,
and Mr. Twiner -- $316,124.

                            STOCK PERFORMANCE GRAPHS

    The following graphs compare the cumulative total return on the Common Stock of the Company for the last five fiscal years with the cumulative total return of (1) the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Dow Jones Food Index for the same period and (2) the Standard & Poor's MidCap 400 Composite Stock Index (the "S&P MidCap 400") and the Standard & Poor's MidCap Foods Index (the "S&P MidCap Foods Index") for the same period. Both graphs assume the investment of $100 in the Company's Common Stock and each of the respective indexes on February 28, 1993 and reinvestment of all dividends. The cumulative returns are as of February 28 or February 29 of each year, as the case may be, the Company's fiscal year end.

    In the future, the Company intends to compare the return on its Common Stock to the S&P MidCap 400 and the S&P MidCap Foods Index. The Company is included in both the S&P MidCap 400 and the S&P MidCap Foods Index, and the other companies included in such indexes have market capitalizations comparable to that of the Company. Therefore, the Company believes that the S&P MidCap 400 and the S&P MidCap Foods Index are more accurate comparison indexes for the Company than the S&P 500 and the Dow Jones Food Index, which track companies with market capitalizations much larger than that of the Company.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MULTIFOODS    S&P 500   DOW JONES FOOD INDEX
2/93              $100       $100                   $100
2/94               $70       $108                    $91
2/95               $79       $116                   $105
2/96               $82       $157                   $135
2/97               $97       $198                   $160
2/98              $132       $267                   $209

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MULTIFOODS    S&P MIDCAP 400     S&P MIDCAP FOODS INDEX
2/93              $100               $100                       $100
2/94               $70               $115                        $97
2/95               $79               $117                       $101
2/96               $82               $151                       $115
2/97               $97               $177                       $130
2/98              $132               $241                       $168

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership of the Company's Common Stock and other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Such officers, directors and greater than ten-percent beneficial owners are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.

    To the Company's knowledge, based solely on the Company's review of copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required for those persons, the Company believes that, during the fiscal year ended February 28, 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were met, except that Donald H. Twiner, upon his election as an executive officer of the Company on February 3, 1998, failed to include in his Form 3 filed with the Securities and Exchange Commission 231 stock incentive units issued to Mr. Twiner under the Company's Management Stock Ownership Program and 36 shares of the Company's Common Stock that had been allocated to Mr. Twiner's account as of that date under the Stock Purchase Plan of Robin Hood Multifoods Inc. Such Form 3 was subsequently amended to include both the stock incentive units and the shares of Common Stock.

     PROPOSAL TO APPROVE AMENDMENTS TO THE 1997 STOCK-BASED INCENTIVE PLAN

INTRODUCTION

    The Company's Board of Directors adopted, upon the recommendation of the Compensation Committee of the Board, certain amendments to the 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "1997 Plan"), subject to stockholder approval at the 1998 Annual Meeting. The 1997 Plan was previously approved by the stockholders of the Company at the 1997 Annual Meeting. The amendments to the 1997 Plan provide that (i) the number of shares of the Company's Common Stock available for grant to participants under the 1997 Plan will be increased by 500,000 from 750,000 to 1,250,000; (ii) the number of shares of the Company's Common Stock available for issuance pursuant to awards of restricted stock and restricted stock units will be increased by 100,000 from 150,000 to 250,000; and (iii) the number of shares of the Company's Common Stock available for grant to any eligible participant in any calendar year will be increased by 100,000 from 100,000 to 200,000. The amendments to the 1997 Plan would become effective upon approval by the stockholders at the Annual Meeting.

    The Board of Directors adopted the amendments to the 1997 Plan in consideration of the limited number of shares remaining available for awards to officers and employees under the 1997 Plan. As of March 31, 1998, only 194,293 shares remained available for awards under the 1997 Plan prior to the amendment. The Compensation Committee and the Board of Directors believe that the increased use of stock-based compensation in lieu of cash compensation is essential to implementing the Compensation Committee's philosophy as described in the Compensation Committee Report on Executive Compensation in this Proxy Statement.

    The 1997 Plan provides for the grant of stock-based awards to officers and key employees of the Company and its subsidiaries as determined by the Compensation Committee of the Board. Generally, the consideration to be received by the Company for awards under the 1997 Plan will be the officers' and employees' past, present and expected future contributions to the Company. The following summary of the 1997 Plan, as amended, is qualified in its entirety by reference to the full text of the 1997 Plan, as amended, which is attached to this Proxy Statement as Exhibit A. The 1997 Plan, as amended, has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.

SUMMARY OF THE 1997 PLAN, AS AMENDED

    PURPOSE. The purpose of the 1997 Plan is to enable the Company and its subsidiaries to attract and retain officers and key employees capable of assuring the future success of the Company and to provide opportunities for stock ownership by such officers and employees in order to link their interests with those of the Company's stockholders.

    ADMINISTRATION. The Plan will be administered by a committee of the Board of Directors (the "Committee") comprised of at least the number of directors as is required to permit the 1997 Plan to satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). Each member of the Committee will be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee of the Board will be the Committee that administers the Plan, all of whose members are both "Non-Employee Directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of
Section 162(m) of the Internal Revenue Code. The Committee will have full power to determine when and to whom awards will be granted and the form, amount and other terms and conditions of each award, subject to the provisions of the 1997 Plan. The Committee will have full authority to interpret the 1997 Plan and to adopt rules, regulations and procedures with respect to the administration of the 1997 Plan. See "New Plan Benefits" below.

    ELIGIBILITY AND NUMBER OF SHARES. Officers and key employees of the Company and its subsidiaries will be eligible to be selected by the Committee to participate in the 1997 Plan. The Company and its subsidiaries currently have approximately 6,800 employees. Members of the Committee and other non-employee directors of the Company are not eligible to receive awards under the 1997 Plan. As amended, the 1997 Plan provides for the issuance of up to 1,250,000 shares of the Company's Common Stock, subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend, merger or other changes in the corporate structure or stock of the Company. Shares of the Company's Common Stock subject to awards under the 1997 Plan which are not used or are forfeited because the terms and conditions of the awards are not met may again be used for awards under the 1997 Plan. Shares of the Company's Common Stock used by a participant as full or partial payment to the Company of the purchase price relating to an award or in connection with the satisfaction of tax obligations relating to an award will also again be available for awards under the 1997 Plan.

    Of the 1,250,000 shares authorized under the 1997 Plan, a maximum of 250,000 shares will be available for issuance pursuant to awards of restricted stock or restricted stock units. In addition, no participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the Company's Common Stock, relating to more than 200,000 shares in the aggregate in any calendar year.

    TYPES OF AWARDS AND CERTAIN TERMS AND CONDITIONS. The types of awards that may be granted under the 1997 Plan are stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards, and any combination of these. The 1997 Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if the Committee's action would adversely affect the rights of the holder. An award may not have a term longer than ten years from the date of grant. Awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, a stock option or stock appreciation right may be exercised only by the participant to whom such award is granted.

    STOCK OPTIONS. Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code and non-qualified stock options may be granted under the 1997 Plan. The Committee will establish the exercise price of each option, but in no event will the exercise price be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Committee may specify, including delivery of shares of Common Stock having a fair market value on the date of exercise equal to the exercise price. Stock options will be exercisable at such times as the Committee determines. However, stock options will become immediately exercisable following the occurrence of a "designated event" (as defined in the 1997 Plan).

    STOCK APPRECIATION RIGHTS. The Committee may grant a stock appreciation right in connection with a stock option or separately from a stock option. Upon exercise of a stock appreciation right by a recipient, the recipient is entitled to receive the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the date of grant. The payment will be made in cash or shares of Common Stock, or a combination of cash and shares, as determined by the Committee. Stock appreciation rights will be exercisable at such times as the Committee determines, but will become immediately exercisable following the occurrence of a "designated event" (as defined in the 1997 Plan).

    RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Committee may impose. Shares of restricted stock granted under the 1997 Plan will be evidenced by stock certificates, which will be held by the Company, and the Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one share of Common Stock of the Company and may include, if so determined by the Committee, the value of any dividends or other rights or property received by stockholders after the date of grant of the restricted stock unit. The Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.

    PERFORMANCE AWARDS. A performance award will entitle the recipient to payments based upon the achievement of specified performance goals. The Committee will establish the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards. The Committee has the right to waive any performance requirements with respect to performance awards.

    DURATION, TERMINATION AND AMENDMENT. The 1997 Plan (but not awards outstanding under the 1997 Plan) will terminate on June 20, 2007 and no awards may be granted after that date. The 1997 Plan permits the

Board of Directors to amend or terminate the 1997 Plan at any time, except that such action may not adversely affect the rights of any participant under an outstanding award without the participant's consent. It is intended that the 1997 Plan qualify as an incentive stock option plan meeting the requirements of
Section 422 of the Internal Revenue Code and that certain awards under the 1997 Plan constitute "qualified performance-based compensation" within the meaning of
Section 162(m) of the Internal Revenue Code. Unless otherwise determined by the Board of Directors, amendments to the 1997 Plan will be subject to stockholder approval to the extent necessary to satisfy such requirements and meet such qualifications as in effect from time to time under the Internal Revenue Code, or to the extent necessary to satisfy the requirements of the listing rules of The New York Stock Exchange, Inc.

FEDERAL TAX CONSEQUENCES

    The Company has been advised by its counsel that awards made under the 1997 Plan generally will result in the following tax consequences for United States citizens under current United States federal income tax laws.

    INCENTIVE STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the 1997 Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

    Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Generally, any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

    The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

    NON-QUALIFIED STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the 1997 Plan. Generally, at the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

    STOCK APPRECIATION RIGHTS, RESTRICTED STOCK UNITS AND PERFORMANCE AWARDS. Generally, (i) a recipient will not realize income upon the grant of a stock appreciation right, restricted stock unit or performance award, (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the recipient upon exercise of a stock appreciation right or in payment of a restricted stock unit or performance award and (iii) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

    RESTRICTED STOCK. Unless a recipient files an election to be taxed under
Section 83(b) of the Internal Revenue Code, generally (i) the recipient will not realize income upon the grant of restricted stock, (ii) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire and (iii) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Internal Revenue Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. When the recipient disposes of the shares, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realized ordinary income will be treated as a capital gain or loss.

    WITHHOLDING. The 1997 Plan permits the Company to require a recipient receiving shares of Common Stock under the 1997 Plan to pay the Company in cash an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a recipient to cover withholding obligations through a reduction in the number of shares delivered to such recipient or by delivery to the Company of shares already owned by the recipient.

NEW PLAN BENEFITS

    The only awards made under the 1997 Plan, as amended, which are subject to stockholder approval are certain non-qualified stock option grants and restricted stock grants to Gary E. Costley, Ph.D. The 1,800 shares of restricted stock and the stock options to purchase a total of 55,000 shares issued to Dr. Costley were granted subject to approval of the amendments to the 1997 Plan by the stockholders at the 1998 Annual Meeting, and, if not so approved, these awards will be null and void. Set forth below are the numbers of shares underlying the stock options and the number of shares of restricted stock that have been granted under the 1997 Plan, as amended, to the persons and the groups identified, subject to stockholder approval. Grants of awards under the 1997 Plan that are not subject to stockholder approval are not included in the numbers set forth below. The numbers and types of awards that will be granted in the future under the 1997 Plan, as amended, are not determinable as the Committee will make such determinations in its sole discretion.

                                                          NUMBER OF SHARES
                                                          UNDERLYING STOCK   NUMBER OF SHARES OF
NAME AND POSITION                                          OPTIONS GRANTED    RESTRICTED STOCK
--------------------------------------------------------  -----------------  -------------------
Gary E. Costley, Ph.D. .................................         55,000(1)            1,800(2)
 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
All Current Executive Officers
  as a Group (including Dr. Costley)....................         55,000               1,800
All Directors who are not Executive Officers as a
  Group (not eligible)..................................              0                   0
All Employees, Not Executive Officers, as a
  Group.................................................              0                   0

---------

(1) Included in such options are an option to purchase 25,000 shares, which option has an exercise price of $25.4375 per share, the fair market value of the Company's Common Stock on the date of grant. The expiration date of such option is February 1, 2008. The other material terms and conditions of this option are described in this Proxy Statement in the Compensation Committee Report on Executive Compensation under the heading, "Compensation of the Chief Executive Officer -- Gary E. Costley."

    Also included in such options are an option to purchase 30,000 shares, which option has an exercise price of $29.28125, the fair market value of the Company's Common Stock on the date of grant. The expiration date of such option is March 18, 2008. Such option will become exercisable on March 19, 1999, subject to the continued employment of Dr. Costley.

(2) These shares of restricted stock will vest on March 19, 2001, subject to the continued employment of Dr. Costley. The shares also vest in the event of a change in control of the Company.

BOARD RECOMMENDATION

    The Board of Directors recommends a vote FOR the approval of the Amendments to the 1997 Plan.

       PROPOSAL TO APPROVE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN

INTRODUCTION

    The Company's Board of Directors adopted, upon the recommendation of the Compensation Committee of the Board, the Amended and Restated Management Incentive Plan of International Multifoods Corporation (the "Amended MIP"), subject to stockholder approval at the 1998 Annual Meeting. The Amended MIP restates the Company's Management Incentive Plan as it existed prior to amendment, subject to amendments that are intended to (i) incorporate incentive compensation measures based upon "economic value added" ("EVA(R)"), (ii) permit the Company to deduct for tax purposes certain compensation paid under the Amended MIP and (iii) revise payment procedures in the event of a change in control of the Company. The Amended MIP will not become effective unless approved by the stockholders.

    The following summary of the Amended MIP is qualified in its entirety by reference to the full text of the Amended MIP, which is attached to this Proxy Statement as Exhibit B. Amounts paid pursuant to the Amended MIP are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code.

SUMMARY OF THE AMENDED MIP

    PURPOSE. The purpose of the Amended MIP is to provide incentive and reward to officers and other key employees of the Company and its subsidiaries who contribute to the success of the Company.

    GENERAL. Performance targets for the participants in the Amended MIP are established based upon projected improvements in the Company's EVA(R). EVA(R) is a measure of economic profit that determines whether a business is earning more than its after-tax cost of capital. In general, EVA(R) is net operating profits after taxes, less a charge for the use of capital. EVA(R) provides a framework within which management can make decisions that focus on building long-term value for the Company and its stockholders.

    ADMINISTRATION AND ELIGIBILITY. The Amended MIP will be administered by the Compensation Committee of the Board of Directors or such other committee of directors as may be designated by the Board of Directors (the "Committee"). Any individual, including any officer, employed on a regular, full-time, salaried basis by the Company or any of its subsidiaries will be eligible to be selected by the Committee to participate in the Amended MIP. The Company and its subsidiaries currently have approximately 2,500 full-time, salaried employees. The Committee must designate the participants in the Amended MIP for any award year prior to or within 90 days following the commencement of each award year. In addition, if an employee is hired by the Company during an award year, the Committee may designate such employee as a participant in the Amended MIP within 90 days following the date of hire.

    DETERMINATION OF INCENTIVE AWARDS. The participants for an award year under the Amended MIP are eligible to receive an incentive award upon the attainment of performance targets selected by the Committee that are established based upon measures of EVA(R). Any such performance targets must be designated by the Committee prior to or within 90 days following commencement of the award year and may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance. The Committee determines, as a percentage of base annual salary, the amount of the target award for each participant and the performance targets that must be met as a condition to payment of an amount less than, greater than or equal to the target award for such participant. The Committee also may establish an incentive bank in the name of each participant that is credited or charged in such manner as is deemed appropriate by the Committee in the event performance exceeds or falls short of the performance targets, with the incentive compensation payable in subsequent award years adjusted in such manner as is deemed appropriate by the Committee to account for the positive or negative balance in the incentive bank of the participant. The Amended MIP provides that the Committee is authorized at any time during or after an award year to reduce or eliminate the incentive compensation awarded to any participant for any reason. The Amended MIP also provides that no reduction in the incentive compensation awarded or paid to any participant will increase the amount of the incentive compensation payable to any other participant.

    MAXIMUM AMOUNT OF INCENTIVE AWARDS. The Amended MIP provides that the total amount of the incentive compensation awarded to a participant pursuant to the Amended MIP for any award year shall not exceed $2,500,000, and any incentive compensation that would otherwise have been awarded but for such limit will be forfeited by the participant and will not be added to the incentive bank of the participant or otherwise serve to increase the amount of the incentive compensation awarded to the participant in any subsequent award year.

    PAYMENT OF INCENTIVE AWARDS. The Amended MIP provides that all incentive compensation will be payable in cash or in shares of restricted Common Stock of the Company (the "Restricted Stock"). Any Restricted Stock issued pursuant to the Amended MIP will be issuable pursuant to, and subject to the terms and conditions of, the 1997 Stock-Based Incentive Plan of the Company or such other plan of the Company that authorizes the issuance of restricted stock. The Committee will determine whether any incentive compensation will be paid in a lump sum or in installments in equal or varying amounts over a period of not more than five years.

    CHANGE IN CONTROL. The Amended MIP provides that in the event of a change in control of the Company, as defined in the Amended MIP, during the first six months of an award year, each participant will receive an immediate cash payment equal to 100% of the target award for that award year, plus 100% of the balance (if positive) of any incentive bank maintained in the participant's name. In the event of a change in control during the last six months of an award year, each participant will receive an immediate cash payment equal to 100% of the greater of (i) the target award for that fiscal year or (ii) the amount determined based upon the anticipated results relating to the performance objectives for that award year, plus 100% of the balance (if positive) of any incentive bank maintained in the participant's name.

    EXTENSION, AMENDMENT AND TERMINATION. The Amended MIP permits the Board of Directors to suspend or discontinue the Amended MIP, in whole or in part, at any time, and, from time to time, to extend, modify, amend or revise the Amended MIP in such respects as the Board of Directors may deem advisable. Amounts paid pursuant to the Amended MIP are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Unless otherwise determined by the Board of Directors, amendments to the Amended MIP will be subject to stockholder approval to the extent necessary to meet the qualifications as in effect from time to time under the Internal Revenue Code.

NEW PLAN BENEFITS

    Under the Amended MIP, if (i) all EVA(R) performance targets are met and are not exceeded, (ii) each participant in the Amended MIP remains employed by the Company throughout fiscal year 1999 at salary levels in effect as of March 1, 1998, (iii) no new participants are added to the Amended MIP during fiscal year 1999, and (iv) none of the incentive awards in fiscal year 1999 are reduced by the Committee, then the amounts that will be received by the participants in the Amended MIP in fiscal year 1999 are as follows:

                                                                                   DOLLAR
NAME AND POSITION                                                                 VALUE($)*
-----------------------------------------------------------------------------  ---------------
Gary E. Costley, Ph.D. ......................................................   $     390,000
  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Jeffrey E. Boies ............................................................   $     162,500
  PRESIDENT, MULTIFOODS DISTRIBUTION GROUP, INC.

Robert S. Wright ............................................................   $     150,000
  VICE PRESIDENT AND PRESIDENT, NORTH AMERICA FOODS

William L. Trubeck ..........................................................   $     162,500
  SENIOR VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER

Donald H. Twiner ............................................................   $      75,798
  PRESIDENT, ROBIN HOOD MULTIFOODS INC.

All Current Executive Officers as a Group....................................   $   1,330,323

All Directors who are not Executive Officers as a Group......................               0

All Employees, Not Executive Officers, as a Group............................   $   1,635,127

---------

* All amounts are in U.S. dollars. Canadian dollar and Venezuelan bolivar amounts were translated into U.S. dollar amounts using the exchange rates as of March 1, 1998.

BOARD RECOMMENDATION

    The Board of Directors believes that the Amended MIP is consistent with the Company's philosophy of paying incentive compensation based upon achievement of specified levels of corporate financial performance. The Amended MIP will also enable the Company to comply with the requirements of Section 162(m) of the Internal Revenue Code and, therefore, preserve the deductibility of performance-based compensation paid under the Amended MIP. The tax benefits derived from such deductions preserve corporate assets and benefit the Company and its stockholders.

    The Board of Directors recommends a vote FOR the approval of the Amended
MIP.

                      APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending February 28, 1999, subject to stockholder approval. KPMG Peat Marwick LLP has audited the books of the Company for many years. The action of the Board of Directors was taken upon the recommendation of the Audit Committee of the Board of Directors.

    Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

    The Board of Directors recommends a vote FOR the approval of the appointment of KPMG Peat Marwick LLP.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

    Any stockholder proposal intended to be presented for consideration at the 1999 Annual Meeting of Stockholders and to be included in the Company's proxy statement must be received at the principal executive offices of the Company by the close of business on January 15, 1999. Proposals should be sent to the attention of the Secretary.

                                 OTHER MATTERS

    The Company is not aware of any other matters that may come before the Annual Meeting. If other matters are properly presented at the Annual Meeting, it is the intention of the persons named as proxies in the enclosed proxy to vote in accordance with their judgment as to the best interests of the Company.

                                          By Order of the Board of Directors

                                          FRANK W. BONVINO

                                          SECRETARY

May 15, 1998

                                                                       EXHIBIT A

                                AMENDMENT TO THE
                       1997 STOCK-BASED INCENTIVE PLAN OF
                      INTERNATIONAL MULTIFOODS CORPORATION
                        EFFECTIVE AS OF FEBRUARY 2, 1998

    The 1997 Stock-Based Incentive Plan of International Multifoods Corporation (the "Plan") is amended, effective as of February 2, 1998, as follows:

        1. The first and second sentences of Section 2 of the Plan are amended to read as follows:

           "Subject to adjustment as provided in Section 11 hereof, an aggregate of 1,250,000 shares of Stock shall be available to Participants under the Plan. Of such shares of Stock, a maximum of 250,000 shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units."

        2. The first sentence of Section 3(e) of the Plan is amended to read as follows:

           "No Eligible Employee may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Stock after the Date of Grant thereof, for more than 200,000 shares of Stock in the aggregate in any calendar year."

                       1997 STOCK-BASED INCENTIVE PLAN OF
                      INTERNATIONAL MULTIFOODS CORPORATION

    The purpose of the 1997 Stock-Based Incentive Plan of International Multifoods Corporation is to enable International Multifoods Corporation ("Multifoods") and its subsidiaries to attract and retain officers and key employees capable of assuring the future success of Multifoods and to provide opportunities for stock ownership by such officers and employees which will increase their proprietary interest in Multifoods and, consequently, their identification with the interests of the stockholders of Multifoods. The 1997 Stock-Based Incentive Plan of International Multifoods Corporation shall be referred to herein as the "Plan."

    The Plan shall become effective upon being approved by the requisite affirmative vote of the stockholders of Multifoods entitled to vote thereon at the annual meeting of stockholders of Multifoods to be held on June 20, 1997, or any adjournment thereof. From and after the effective date of the Plan, no awards of any kind shall be made under Part I of the Amended and Restated 1989 Stock-Based Incentive Plan of International Multifoods Corporation, but all outstanding awards previously granted under Part I of such plan shall remain outstanding in accordance with the terms thereof. The Plan (but not Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards theretofore granted under the Plan) shall terminate on, and no Awards shall be granted after, June 20, 2007.

SECTION 1.  DEFINITIONS

    For purposes of the Plan, the following terms shall have the meanings set forth below:

        "Award" shall mean an award granted to a Participant in accordance with the provisions of the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Performance Awards, or any combination thereof.

        "Award Agreement" shall mean the written agreement evidencing each Award granted to a Participant under the Plan.

        "Board" shall mean the Board of Directors of Multifoods.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Committee" shall mean the Compensation Committee of the Board or such other committee of Directors as may be designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit the Plan to satisfy the requirements of Rule 16b-3, and each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m).

        "Date of Grant" shall mean the date on which the Committee grants the Award or such other date as the Committee may designate.

        "Designated Event" shall mean any of the following:

           (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Stock (the "Outstanding Stock") or (ii) the combined voting power of the then outstanding voting securities of Multifoods entitled to vote generally in the election of Directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this provision (a), the following acquisitions shall not constitute a Designated Event: (i) any acquisition directly from Multifoods, (ii) any acquisition by Multifoods, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Multifoods or any corporation controlled by Multifoods or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of provision (c) of this definition; or

           (b) individuals, who, as of the date hereof, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date hereof whose election, or nomination for election by Multifoods' stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

           (c) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Multifoods (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Multifoods or all or substantially all of Multifoods' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Multifoods or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

           (d) the approval by the stockholders of Multifoods of a complete liquidation or dissolution of Multifoods.

        "Director" or "Directors" shall mean a member, or more than one member, of the Board of Directors of Multifoods.

        "Eligible Employee" shall mean any officer or key employee of Multifoods or any Subsidiary designated by the Committee to receive an Award.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Fair Market Value" shall mean, as of any date, the mean of the high and low sale prices of a share of Stock on The New York Stock Exchange, Inc., or its successor on such date (or, if no sale took place on such exchange on such date, the mean between the high and low sale prices on such exchange on the most recent preceding date on which a sale took place).

        "Incentive Stock Option" shall mean an Option which is designated as such by the Committee and which meets the requirements of Section 422 of the Code on the Date of Grant.

        "Multifoods" shall mean International Multifoods Corporation, a Delaware corporation.

        "Non-Qualified Stock Option" shall mean an Option other than an Incentive Stock Option.

        "Option" shall mean a stock option awarded pursuant to the Plan to purchase Stock.

        "Participant" shall mean an Eligible Employee who receives an Award which has not been terminated, expired or been fully exercised.

        "Performance Award" shall mean a performance award made to a Participant pursuant to the Plan.

        "Plan" shall mean this 1997 Stock-Based Incentive Plan of International Multifoods Corporation.

        "Restricted Stock" shall mean the award of Stock pursuant to the Plan.

        "Restricted Stock Unit" shall mean a unit awarded pursuant to the Plan having a value equal to the Fair Market Value of one share of Stock (plus, if so determined by the Committee, the value of any dividends or other rights or property received by holders of Stock after the Date of Grant of such Restricted Stock Unit).

        "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor rule or regulation.

        "Section 162(m)" shall mean Section 162(m) of the Code.

        "Stock" shall mean common stock (par value $.10 per share) of Multifoods.

        "Stock Appreciation Right" shall mean a stock appreciation right awarded pursuant to the Plan, which need not be granted in tandem with an Option.

        "Subsidiary" shall mean any subsidiary or affiliate of Multifoods.

SECTION 2.  SHARES OF STOCK SUBJECT TO THE PLAN

    Subject to adjustment as provided in Section 11 hereof, an aggregate of 750,000 shares of Stock shall be available to Participants under the Plan. Of such shares of Stock, a maximum of 150,000 shares shall be available for issuance pursuant to Awards of Restricted Stock and Restricted Stock Units. The shares of Stock deliverable upon the exercise of any Award may be made available from authorized but unissued shares or shares reacquired by Multifoods, including shares of Stock purchased in the open market or in private transactions. For purposes of this Section 2, if an Award entitles the holder thereof to receive or purchase shares of Stock, the number of shares subject to such Award shall reduce as of the Date of Grant the aggregate number of shares available for granting Awards under the Plan by the number of shares subject to such Award. If Stock Appreciation Rights are granted in tandem with an Option under Section 4 hereof and the exercise of the Option would cancel the Stock Appreciation Rights and vice versa, then the grant of such Stock Appreciation Rights shall not reduce the number of shares of Stock available for granting Awards under the Plan. Any shares of Stock that are used by a Participant as full or partial payment to Multifoods of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) to Eligible Employees. If any Award granted under the Plan shall terminate, the shares of Stock subject to, but not delivered under, such Award shall be available for other Awards.

SECTION 3.  GRANTS OF AWARDS; EXPIRATION OF AND LIMITATIONS ON AWARDS

    (a) Officers and other key employees of Multifoods or any Subsidiary shall be eligible to be selected by the Committee to participate in the Plan. The Committee may require any Participant to remain in the employ of Multifoods or a Subsidiary for a stated period or periods of time before an Award may be exercised; provided that nothing in the Plan or in any Award Agreement shall confer upon any Participant any right to remain in the employ of Multifoods or any of its Subsidiaries, and nothing herein shall be construed in any manner to interfere in any way with the right of Multifoods or any Subsidiary to terminate such Participant's employment at any time.

    (b) Subject to the provisions of the Plan, the Committee shall:

        (i) determine and designate from time to time those Eligible Employees to whom Awards are to be granted;

        (ii) determine the form or forms of Award to be granted;

       (iii) determine the amount or number of shares of Stock subject to each Award; and

        (iv) determine the terms and conditions of each Award, provided that no Award shall have a term that extends beyond 10 years from the Date of Grant.

    (c) Each Award granted under the Plan shall be evidenced by a written Award Agreement. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

    (d) In case of termination of employment, the following provisions shall apply:

        (i) if a Participant who has been granted an Option or Stock Appreciation Rights shall die before such Option or Stock Appreciation Rights have expired, his or her Option or Stock Appreciation Rights may be exercised, to the extent exercisable at the date of death, by the personal representatives or administrators of the Participant or by any person or persons to whom the Participant's rights under the Option or Stock Appreciation Rights pass by will or the applicable laws of descent and distribution, as follows:

           (A) in the case of an Incentive Stock Option and Stock Appreciation Rights granted in tandem with such Incentive Stock Option, at any time, or from time to time, within 12 months after the date of the Participant's death or such shorter period as the Committee may specify as set forth in the Award Agreement; and

           (B) in the case of a Non-Qualified Stock Option, Stock Appreciation Rights granted in tandem with a Non-Qualified Stock Option and Stock Appreciation Rights not granted in tandem with an Option, at any time, or from time to time, within such period as the Committee may specify as set forth in the Award Agreement;

           but, in either event, not later than the expiration of the applicable exercise period.

        (ii) if a Participant's employment terminates because of any reason other than his or her death, such Participant may exercise his or her Options or Stock Appreciation Rights, to the extent exercisable at the date of termination of employment as follows:

           (A) in the case of an Incentive Stock Option and Stock Appreciation Rights granted in tandem with such Incentive Stock Option, at any time, or from time to time, within three months after the date of termination of employment or such shorter period as the Committee may specify as set forth in the Award Agreement; and

           (B) in the case of a Non-Qualified Stock Option, Stock Appreciation Rights granted in tandem with a Non-Qualified Stock Option and Stock Appreciation Rights not granted in tandem with an Option, at any time, or from time to time, within such period as the Committee may specify as set forth in the Award Agreement;

           but, in either event, not later than the expiration of the applicable exercise period.

    (e) No Eligible Employee may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Stock after the Date of Grant thereof, for more than 100,000 shares of Stock in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified-performance-based compensation" within the meaning of Section 162(m).

    (f) No Award granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Option or Stock Appreciation Right shall be exercisable only by the Participant to whom the Option or Stock Appreciation Right is granted.

    (g) The Committee may grant Awards prior to approval of the Plan by the stockholders of Multifoods at the annual meeting of stockholders of Multifoods to be held on June 20, 1997, or any adjournment thereof, provided that all such Awards shall be contingent upon such approval.

SECTION 4.  OPTIONS

    (a) Subject to the provisions of paragraph (d) of this Section 4, any Option granted by the Committee may be either an Incentive Stock Option or a Non-Qualified Stock Option, as the Committee shall determine.

    (b) The option price of the shares of Stock covered by each Option shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

    (c) Subject to the other provisions of the Plan, any Option may be exercised in whole or in part at such time or times, and the Participant may make payment of the option price in such form or forms, including without limitation payment by delivery of Stock having a Fair Market Value on the exercise date equal to the total option price, or by a combination of Stock and other consideration, as the Committee may specify in the applicable Award Agreement.

    (d) To the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Stock with respect to which all Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans described in Section 422(d) of the Code of Multifoods and its Subsidiaries) exceeds $100,000, such Option shall be treated as an Option which does not qualify as an Incentive Stock Option.

    (e) Notwithstanding anything else contained herein, any Option may be exercised in full at any time following the occurrence of a Designated Event.

SECTION 5.  STOCK APPRECIATION RIGHTS

    (a) Stock Appreciation Rights granted under the Plan may, but need not, relate to a specific Option granted under Section 4 hereof. Any Stock Appreciation Right related to a Non-Qualified Stock Option may be granted at the same time the Option is granted or at any time thereafter before exercise or expiration of the Option. Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time the Option is granted. Any Stock Appreciation Right related to any Option shall be exercisable only to the extent the related Option is exercisable. The Committee may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it shall deem appropriate.

    (b) Upon the exercise of each Stock Appreciation Right, Multifoods shall pay to the Participant the excess of (i) the Fair Market Value of one share of Stock on the date of exercise over (ii) the Fair Market Value of one share of Stock on the Date of Grant (the "Base Value"). Any such payment by Multifoods may be made in cash, in shares of Stock (valued at the Fair Market Value on the date of exercise) or in a combination thereof, as the Committee shall determine.

    (c) Notwithstanding anything else contained herein, any Stock Appreciation Right may be exercised in full at any time following the occurrence of a Designated Event.

SECTION 6.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

    The Committee may grant Awards of Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

    (a) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a share of Restricted Stock or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

    (b) Any Restricted Stock granted under the Plan shall be evidenced by issuance of a stock certificate or certificates, which certificate or certificates shall be held by Multifoods. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no shares of Stock shall be issued at the time such Awards are granted.

    (c) Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by Multifoods; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of Multifoods, waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Stock or Restricted Stock Units. Shares representing Restricted Stock that is no longer subject to restrictions shall be delivered to the holder thereof promptly after the applicable restrictions lapse or are waived. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive shares of Stock, such shares shall be issued and delivered to the holders of the Restricted Stock Units.

    (d) Without limiting the generality of the foregoing, the Committee may specify in an Award Agreement granting an Award of Restricted Stock or Restricted Stock Units, or subsequently determine in its discretion, that, upon the occurrence of a Designated Event, the restrictions applicable to such Award shall lapse with respect to, and the Participant shall be unconditionally vested in, all or any part of the Award.

SECTION 7.  PERFORMANCE AWARDS

    (a) The Committee may grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, shares of Stock (including, without limitation, Restricted Stock), other securities or other Awards and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

    (b) Without limiting the generality of the foregoing, the Committee may specify in an Award Agreement granting a Performance Award, or subsequently determine in its discretion, that, upon the occurrence of a Designated Event, the performance requirements applicable to such Performance Award shall terminate with respect to, and the Participant shall be unconditionally vested in, all or any part of the Performance Award.

SECTION 8.  ADMINISTRATION OF THE PLAN

    The Committee shall have the full power and authority to interpret and administer the Plan. The Committee may adopt such rules, regulations and procedures with respect to the administration of the Plan as it deems appropriate. Any decisions, determinations or actions made or taken by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9.  DELIVERY OF SHARES; SECURITIES LAW COMPLIANCE

    (a) No shares of Stock shall be issued or delivered pursuant to any exercise of an Award hereunder until the requirements of such laws and regulations as may be deemed by the Committee to be applicable thereto are satisfied.

    (b) Without limiting the generality of the foregoing, all certificates for shares of Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws.

SECTION 10.  WITHHOLDING

    Upon exercise or receipt of (or the lapse of restrictions relating to) any Award, the delivery of shares of Stock subject to such Award shall be subject to payment of any required withholding taxes. A Participant receiving shares of Stock subject to withholding taxes may, as a condition precedent to receiving the shares of Stock, be required to pay Multifoods a cash amount equal to the amount of required withholdings. In lieu of all or any part of such a cash payment, the Committee may permit the Participant to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Participant's full Federal Insurance Contributions Act and federal, state and local income taxes with respect to income arising from exercise of Options or receipt of Restricted Stock or shares of Stock in payment of Performance Awards, through a reduction of the number of shares of Stock delivered to the Participant and/or through the return to Multifoods of shares of Stock delivered to the Participant in connection with the Award or shares otherwise held by such Participant.

SECTION 11.  ADJUSTMENT OF AND CHANGES IN STOCK

    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other changes in the corporate structure or stock of Multifoods, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares of Stock authorized by the Plan, in the number and kind of shares of Stock covered by the Awards granted and in the exercise price of outstanding Options or the Base Value of outstanding Stock Appreciation Rights.

SECTION 12.  NO RIGHTS OF STOCKHOLDERS

    Except with respect to Restricted Stock, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a stockholder of Multifoods in respect of any shares of Stock receivable upon the exercise of any Award, in whole or in part, unless and until certificates for such shares of Stock shall have been issued.

SECTION 13.  AMENDMENTS

    (a) The Board may, at any time, amend or terminate the Plan, subject to the following:

        (i) No such amendment may adversely affect the rights of any Participant under an Award which has not terminated, expired or been fully exercised without the consent of such Participant or beneficiary thereof.

        (ii) It is intended that the Plan qualify as an incentive stock option plan meeting the requirements of Section 422 of the Code or any successor thereto, and that certain Awards constitute "qualified performance-based compensation" within the meaning of Section 162(m). Unless otherwise determined by the Board, amendments to the Plan shall be subject to approval of the stockholders of Multifoods to the extent necessary to satisfy such requirements and meet such qualifications as in effect from time to time.

       (iii) Unless otherwise determined by the Board, amendments to the Plan shall be subject to approval of the stockholders of Multifoods to the extent necessary to satisfy the requirements of the listing rules of The New York Stock Exchange, Inc.

    (b) The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or beneficiary thereof.

SECTION 14.  GOVERNING LAW.

    The validity, construction and effect of the Plan and any Award shall be determined in accordance with the laws of the State of Delaware.

SECTION 15.  SEVERABILITY.

    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken, and the remainder of the Plan or any such Award shall remain in full force and effect.

                                                                       EXHIBIT B

                           MANAGEMENT INCENTIVE PLAN
                                       OF
                      INTERNATIONAL MULTIFOODS CORPORATION
              APPROVED BY THE BOARD OF DIRECTORS OF INTERNATIONAL
                    MULTIFOODS CORPORATION ON MARCH 20, 1998
             AS AMENDED AND RESTATED EFFECTIVE AS OF MARCH 1, 1998

    The purpose of the Management Incentive Plan of International Multifoods Corporation (the "Plan") is to provide incentive and reward to officers and other key management employees of International Multifoods Corporation and its subsidiaries who contribute to the success of the corporate enterprise by their industry, creativity, ability or exceptional service. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

SECTION 1.  DEFINITIONS

    For purposes of the Plan, the following terms shall have the meanings set forth below:

        "Award Year" means the fiscal year of Multifoods with respect to which a Target Award is established for a Participant.

        "Board of Directors" means the Board of Directors of International Multifoods Corporation.

        "Change in Control of Multifoods" has the meaning set forth in Section
    3.5 hereof.

        "Committee" means the Compensation Committee of the Board of Directors or such other committee of directors as may be designated by the Board of Directors to administer the Plan.

        "Multifoods" means International Multifoods Corporation.

        "Participant" means any individual, including any officer, employed on a regular, full-time, salaried basis by Multifoods or any of its subsidiaries, designated by the Committee pursuant to Section 2 hereof.

        "Restricted Stock" means shares of common stock, par value $.10 per share, of Multifoods in which incentive compensation may be payable, in whole or in part, pursuant to Section 4 hereof, and which shall be issuable pursuant to, and subject to the terms and conditions of, the 1997 Stock-Based Incentive Plan of International Multifoods Corporation or such other plan of Multifoods which authorizes the issuance of restricted stock.

        "Target Award" means the incentive compensation amount established for a Participant pursuant to Section 3 hereof that would be payable if the performance targets are met, subject to such limitations as may apply under the Plan.

SECTION 2.  PARTICIPANTS

    Prior to or within 90 days following the commencement of each Award Year, the Committee shall designate the Participants for such Award Year. If an employee is hired during an Award Year, the Committee may designate such employee as a Participant for the remaining portion of the Award Year provided such designation is made within 90 days following the date of hire.

SECTION 3.  DETERMINATION OF INCENTIVE AWARDS

    3.1 PERFORMANCE BASED AWARDS. The Participants for an Award Year shall be eligible to receive an award of incentive compensation upon the attainment of performance targets selected by the Committee that are established based upon measures of "economic value added" ("EVA(R)") reflecting net operating profits after taxes less a capital charge with such adjustments as are deemed appropriate by the Committee. Any such performance targets shall be designated by the Committee prior to or within 90 days following the commencement of each Award Year and may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The Committee, in the exercise of its discretion, shall determine, as a percentage of base annual salary, the amount of the Target Award for each Participant, and the performance targets that must be met as a condition to an award of incentive compensation equal to the Target Award or an award of incentive compensation less than or greater than the Target Award. The Committee, in the exercise of its discretion, also may establish an incentive bank in the name of each Participant which shall be credited or charged in such manner as is deemed appropriate by the Committee in the event performance exceeds or falls short of the performance targets, with the incentive compensation payable in subsequent Award Years adjusted in such manner as is deemed appropriate by the Committee to account for the positive or negative balance in the incentive bank of the Participant. For purposes of this Section 3.1, the term "base annual salary" means the base annual salary paid by Multifoods and its subsidiaries to an employee for services rendered during the Award Year, exclusive of commissions, fringe benefits, expense allowances, incentive compensation and other similar payments or benefits, but inclusive of amounts contributed from base annual salary by means of salary reduction to the Supplemental Deferred Compensation Plan of International Multifoods Corporation, the Employees' Voluntary Investment and Savings Plan of International Multifoods Corporation or to the Multifoods Flexible Spending Account Plan (or any other plan maintained by Multifoods or a subsidiary of Multifoods that is intended to qualify under Sections 125 or 401(k) of the Code).

    3.2 MAXIMUM AMOUNT OF AWARDS. The total amount of the incentive compensation awarded to a Participant pursuant to the Plan for any Award Year shall not exceed $2,500,000, and any incentive compensation that would otherwise have been awarded but for such limit shall be forfeited by the Participant and shall not be added to the incentive bank of the Participant or otherwise serve to increase the amount of the incentive compensation awarded to the Participant in any subsequent Award Year.

    3.3  ENTITLEMENTS.  Unless the Committee determines otherwise,

    (a) the designation of a Participant by the Committee and/or the establishment of a Target Award or performance targets as a condition to payment of incentive compensation (i) shall not be deemed to be the grant of incentive compensation, and (ii) shall not entitle the Participant to any amount under the Plan, and

    (b) incentive compensation shall be deemed to be granted to a Participant following completion of the Award Year upon written certification by the Committee that all performance targets to be met as a condition to payment of incentive compensation have been met.

    3.4 CONTINUED EMPLOYMENT REQUIRED. Unless the Committee determines otherwise, as a condition to receiving the payment of incentive compensation, a Participant must continue in the employ of Multifoods or a subsidiary of Multifoods as of the date that payment of the incentive compensation is authorized by the Committee. If a Participant continues in the employ of Multifoods or a subsidiary of Multifoods as of the last day of an Award Year but does not continue in the employ of Multifoods or a subsidiary of Multifoods on the date that payment of the incentive compensation is authorized by the Committee for such Award Year as a result of disability, death or retirement or for such other reason acceptable to the Committee, the Committee may, in its discretion, determine that the Participant is entitled to receive the incentive compensation which would have otherwise been payable to the Participant if such Participant had continued in the employ of Multifoods or a subsidiary of Multifoods as of the date that payment of such incentive compensation is authorized by the Committee. If a Participant does not continue in the employ of Multifoods or a subsidiary of Multifoods as of the last day of an Award Year as a result of disability, death or retirement or for such other reason acceptable to the Committee, the Committee may, in its discretion, determine that the Participant is entitled to receive any positive balance standing in his or her incentive bank as of the date of termination of employment and/or a prorata portion (through the date of termination of employment) of the Target Award or incentive compensation which would have otherwise been payable to the Participant if such Participant had continued in the employ of Multifoods or a subsidiary of Multifoods as of the last day of the Award Year.

    3.5 CHANGE IN CONTROL. Notwithstanding anything to the contrary contained in this Plan, following a Change in Control of Multifoods, each Participant shall be entitled to the following immediate payment:

    (a) If the Change in Control of Multifoods occurs during the first six months of the Award Year, 100% of the amount of the Target Award of the Participant for the Award Year in which the Change in Control of Multifoods occurs, plus 100% of the balance (if positive) of any incentive bank maintained in the name of the Participant;

    (b) If the Change in Control of Multifoods occurs during the last six months of the Award Year, 100% of the incentive compensation which would have otherwise been paid to the Participant for the full Award Year in which the Change in Control of Multifoods occurs, such amount to be determined based upon the greater of the following:

        (i) the Target Award of the Participant for the Award Year; or

        (ii) an amount determined based upon the anticipated results relating to the performance objectives to be met as a condition to payment of incentive compensation to the Participant for the Award Year;

        plus 100% of the balance (if positive) of any incentive bank maintained in the name of the Participant.

    For purposes of the Plan, the term "Change in Control of Multifoods" means any one of the following:

    (a) the acquisition by any individual, entity or group or (within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Multifoods (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Multifoods entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Multifoods,
(ii) any acquisition by Multifoods, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Multifoods or any corporation controlled by Multifoods or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

    (b) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

    (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Multifoods (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Multifoods or all or substantially all of Multifoods' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Multifoods or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

    (d) approval by the shareholders of Multifoods of a complete liquidation or dissolution of Multifoods.

    3.6 PAYMENT FORM. The Committee, in the exercise of its discretion, shall also determine whether any incentive compensation shall be paid in a lump sum or in installments in equal or varying amounts over a period of not more than five years. Lump sum awards shall be paid to the Participant as soon as administratively practicable after the close of the applicable Award Year. In the case of installment awards, the first installment shall be paid as soon as administratively practicable after the close of the applicable Award Year, and the remaining installments shall be paid at the times and in the amounts determined by the Committee. All remaining installments shall be retained by Multifoods, pending payment thereof. Amounts so retained shall be treated by Multifoods as if they were the property of Multifoods for all purposes, and the only liability of Multifoods therefor shall be to pay cash installments to the Participant when and as they become due in accordance with the Plan. Unless the Committee determines otherwise, Multifoods shall not be liable for any interest on any amounts so retained.

    3.7 FORFEITURES. Unless the Committee determines otherwise, if incentive compensation is being paid in installments to a Participant and the Participant voluntarily terminates his or her employment, he or she shall forfeit any remaining unpaid installments; provided, that when the Committee determines it would serve the best interests of Multifoods and its subsidiaries, the Committee may waive the forfeiture in whole or in part. In addition, the Committee may accelerate payment of unpaid installments. In the event of termination of employment resulting from death, disability or retirement, the installments which remain unpaid at that time will be paid to the Participant in the same manner as if he or she were still employed, or, in the event of his or her death, in the same manner as if he or she were still living. The Committee, in its discretion, may accelerate such payments in such cases. For purposes of this
Section 3, a "retirement" will be deemed to have occurred if the Participant terminates employment after satisfying such age and/or service requirements as are imposed on the receipt of an early or normal retirement benefit with respect to a grandfathered participant under the Multifoods Pension Equity Plan.

    3.8 REDUCTION IN AWARDS. The Committee is authorized at any time during or after an Award Year, in its sole and absolute discretion, to reduce or eliminate the incentive compensation awarded to any Participant for any reason. No reduction in the incentive compensation awarded or paid to any Participant shall increase the amount of the incentive compensation payable to any other Participant.

SECTION 4.  PAYMENT OF INCENTIVE COMPENSATION

    All incentive compensation shall be payable in cash or in Restricted Stock, or both, as determined in the sole discretion of the Committee.

SECTION 5.  POWERS OF COMMITTEE

    The Committee shall have full power and authority to interpret and administer the Plan. Any decisions, determinations or actions made or taken by the Committee pursuant to the Plan shall be final, conclusive and binding on all persons for all purposes.

SECTION 6.  EXTENSION, AMENDMENT OR TERMINATION

    The Board of Directors shall have the power to suspend or discontinue the Plan, in whole or in part, at any time, and, from time to time, to extend, modify, amend or revise the Plan in such respects as the Board of Directors, by resolution, may deem advisable. The fact that a director is, has been, or will be, a Participant in the Plan shall not disqualify him or her from voting as a director for or against a suspension, discontinuance, extension, modification, amendment or revision of the Plan or any part thereof.

SECTION 7.  NO RIGHT TO CONTINUED EMPLOYMENT

    Nothing in the Plan or the establishment of any Target Award or payment of any incentive compensation shall be interpreted to confer upon the Participant any right with respect to continuance of employment by Multifoods or any subsidiary of Multifoods, nor shall the Plan or the establishment of any Target Award or payment of any incentive compensation interfere in any way with the right of Multifoods or any subsidiary of Multifoods to terminate the employment of the Participant at any time.

                                [RECYCLED LOGO]
                              PRINTED ON RECYCLED
                              PAPER CONTAINING AT
                             LEAST 10% FIBERS FROM
                               PAPER RECYCLED BY
                                   CONSUMERS.

PROXY                 INTERNATIONAL MULTIFOODS CORPORATION
                      1998 ANNUAL MEETING OF STOCKHOLDERS
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned hereby appoints Gary E. Costley, Nicholas L. Reding and Jack D. Rehm, and each of them, with power to appoint a substitute, to vote, in accordance with the specifications appearing below, all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of International Multifoods Corporation, a Delaware corporation, to be held on Friday, June 19, 1998, at 1:00 p.m. local time, and at all adjournments thereof, and, in their discretion, upon all other matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof, and hereby revokes all former proxies. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Claire L. Arnold, Lois D. Rice and Dolph W. von Arx

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1997 STOCK-BASED INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

4. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY SHALL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

                                         Dated: -------------------------, 1998

                                         -------------------------------------
                                         Signature

                                         ---------------------------------------
                                         (If there are co-owners both must sign)
                                         THE SIGNATURE(S) SHOULD BE EXACTLY AS
                                         THE NAME(S) APPEAR PRINTED TO THE LEFT.
                                         IF A CORPORATION, PLEASE SIGN THE
                                         CORPORATION NAME IN FULL BY A DULY
                                         AUTHORIZED OFFICER AND INDICATE THE
                                         OFFICE OF THE SIGNER. WHEN SIGNING AS
                                         EXECUTOR, ADMINISTRATOR, FIDUCIARY,
                                         ATTORNEY, TRUSTEE OR GUARDIAN, OR AS
                                         CUSTODIAN FOR A MINOR, PLEASE GIVE FULL
                                         TITLE AS SUCH. IF A PARTNERSHIP, SIGN
                                         IN THE PARTNERSHIP NAME.

                                       PLEASE MARK, SIGN, DATE AND RETURN THE
                                       PROXY
                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                CONFIDENTIAL VOTING INSTRUCTIONS TO NORWEST BANK
           MINNESOTA, N.A., AS TRUSTEE UNDER THE EMPLOYEES' VOLUNTARY
      INVESTMENT AND SAVINGS PLAN OF INTERNATIONAL MULTIFOODS CORPORATION

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 19, 1998, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Claire L. Arnold, Lois D. Rice and Dolph W. von Arx

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1997 STOCK-BASED INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

4. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE WILL EXERCISE VOTING RIGHTS IN PROPORTION TO THE VOTING INSTRUCTIONS ACTUALLY RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING.

                                         Dated: -------------------------, 1998
                                         -------------------------------------
                                         Signature
                                         (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON.)

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                       CARD
                                       PROMPTLY USING THE ENCLOSED ENVELOPE

          CONFIDENTIAL VOTING INSTRUCTIONS TO THE CANADA TRUST COMPANY
                  AS TRUSTEE UNDER THE STOCK PURCHASE PLAN OF
                           ROBIN HOOD MULTIFOODS INC.

    I hereby direct that the voting rights pertaining to shares of Common Stock of INTERNATIONAL MULTIFOODS CORPORATION, a Delaware corporation, held by the Trustee and allocated to my Member Account shall be exercised at the Annual Meeting of Stockholders of INTERNATIONAL MULTIFOODS CORPORATION, to be held at Minneapolis, Minnesota on June 19, 1998, and at all adjournments thereof, upon the matters set forth below and upon such other business as may properly come before the Annual Meeting, all as set forth in the Proxy Statement. The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

1. ELECTION OF DIRECTORS. NOMINEES: Claire L. Arnold, Lois D. Rice and Dolph W. von Arx

/ / VOTE FOR all nominees listed above,        / / WITHHOLD AUTHORITY
  except those whose names are written below:    to vote for all nominees listed
                                                 above

--------------------------------------------------------------------------------

2. PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1997 STOCK-BASED INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

3. PROPOSAL TO APPROVE THE AMENDED AND RESTATED MANAGEMENT INCENTIVE PLAN.

          / / FOR    / / AGAINST    / / ABSTAIN

                          (CONTINUED, AND TO BE SIGNED AND DATED, ON OTHER SIDE)

4. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

          / / FOR    / / AGAINST    / / ABSTAIN

THIS CARD IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF THE COMPANY. THE VOTING RIGHTS REPRESENTED HEREBY WILL BE EXERCISED AS DIRECTED BY YOU. AS TO MATTERS COMING BEFORE THE MEETING FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED BY THE TRUSTEE PRIOR TO THE MEETING, THE TRUSTEE MAY EXERCISE VOTING RIGHTS IN SUCH MANNER AS THE TRUSTEE MAY, IN ITS DISCRETION, DETERMINE.

                                         Dated: -------------------------, 1998
                                         -------------------------------------
                                         Signature
                                         (PLEASE DATE AND SIGN EXACTLY AS YOUR
                                         NAME APPEARS HEREON.)

                                    PLEASE MARK, SIGN, DATE AND RETURN THIS CARD
                                            PROMPTLY USING THE ENCLOSED ENVELOPE